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                                                                   EXHIBIT 10.7

                           REVOLVING CREDIT AGREEMENT


                            Dated as of June 28, 2001


                             SCHULER HOMES, INC.,
                                 as the Company,

                         CERTAIN FINANCIAL INSTITUTIONS
                                  as the Banks,

                             FIRST HAWAIIAN BANK,
                                  as the Agent,


             BANK OF AMERICA, N.A. and FLEET NATIONAL BANK, N.A.
                           as the Syndication Agents,


                       BANC OF AMERICA SECURITIES LLC,
                          and FLEET SECURITIES, INC.
             as the Joint Lead Arrangers and Joint Book Managers




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                           REVOLVING CREDIT AGREEMENT


            This REVOLVING CREDIT AGREEMENT ("Agreement") is dated as of June 28, 2001, by and among SCHULER HOMES, INC., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks" and individually, a "Bank"), and FIRST HAWAIIAN BANK, a Hawaii corporation, individually ("FHB") and as administrative agent (the "Agent") for the Banks and BANK OF AMERICA, N.A., a national banking association ("BofA") and FLEET NATIONAL BANK, a national banking association, ("FNB") as syndication agents and is made with reference to the facts set forth below.

            WHEREAS, the Banks have agreed to make available to the Company an unsecured revolving credit facility upon the terms and conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties as agree as follows:

ARTICLE 1:  DEFINITIONS AND ACCOUNTING TERMS.

            1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

                  "ACCOUNT" means the Company's general account maintained with FHB, and any future similar account with FHB.

                  "AFFILIATE" means any Person (1) which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Controlled Subsidiary, as the context may require, or (2) which owns beneficially or of record 10% or more of the Voting Stock of the Company. The term "control" means the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or partnership interests, by contract, family relationship or otherwise.

                  "AGENT" means FHB when acting in its capacity as the administrative agent under any of the Loan Documents, and any successor agent.

                  "AGENT-RELATED PERSONS" means the Agent and any successor agent (pursuant to the terms of SECTION 10.9) together with their respective Affiliates and the directors, officers, agents, employees and attorneys-in-fact of such Persons and Affiliates.


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                  "AGREEMENT" means this Revolving Credit Agreement, either as originally executed or as it may from time to time be supplemented, modified or amended.

                  "ANNIVERSARY DATE" means each anniversary of the Closing Date.

                  "APPLICABLE FACILITY FEE RATE" means (a) if the then applicable Leverage Ratio is less than 1.75, .10% per annum, (b) if the then applicable Leverage Ratio is equal to or greater than 1.75, but less than 2.00, .125% per annum, (c) if the then applicable Leverage Ratio is equal to or greater than 2.00 but less than 2.25, .18% per annum, and (d) if the then applicable Leverage Ratio is greater than 2.25, .25% per annum. The Applicable Facility Fee Rate shall change with each change in the applicable Leverage Ratio, effective as of the effective date of the change in the applicable Leverage Ratio, as specified under the definition of Leverage Ratio.

                  "ASSETS" means real property assets.

                  "ASSIGNEE" shall have the meaning set forth in SECTION 11.6.

                  "ASSIGNMENT AND ACCEPTANCE" shall have the meaning set forth in SECTION 11.6.

                  "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal legal counsel.

                  "BANKING DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday on which banks (including the Banks) are open for business in Hawaii.

                  "BANKS" means FHB, BofA, FNB, and California Bank & Trust and the additional financial institutions (if any) from time to time party to this Agreement, any of their successors and assigns (including any Assignee), or any one or more of them.

                  "BONDING OBLIGATIONS" means the potential monetary liability with respect to completion bonds, letters of credit or other similar instruments that are required by insurance companies that issue completion bonds, cities, counties, the California Department of Real Estate, sellers of land or other


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      governmental agencies in connection with the development of land, the creation of residential communities and the construction of subdivisions of Units, the terms of which shall be substantially similar to the currently existing Bonding Obligations described on Schedule 1.5 attached hereto or otherwise specifically required by a Governmental Authority.

                  "BORROWING" means each of the Loans to be made by the Banks to the Company as provided in Article 3.

                  "BORROWING BASE" has the meaning set forth in SECTION 3.5(b).

                  "BORROWING BASE ASSETS" means those Assets which have been included in the calculation of the Borrowing Base, including those Assets described in SECTION 3.5(b) hereof.

                  "BORROWING BASE AVAILABILITY" means the difference, if positive, between (a) the Borrowing Base and (b) the total principal balance outstanding under the Loans plus the L/C Obligations.

                  "BORROWING BASE CERTIFICATE" means a written calculation of the Borrowing Base substantially in the form of EXHIBIT "B" attached hereto and made a part hereof, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

                  "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "CAPITALIZED LEASE OBLIGATIONS" means any obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "CASH" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP.

                  "CASH EQUIVALENTS" means, when used in connection with any Person, that Person's Investments in:

                        (a) Government Securities due within one year after the


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      date of the making of the Investment;

                        (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa3 by Moody's Investors Service, Inc. or AA - by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year from the making of the Investment;

                        (c) certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Bank or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, in each case due within one year after the date of the making of the Investment;

                        (d) certificates of deposit issued by, bank deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Bank or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, in each case due within one year after the date of the making of the Investment;

                        (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; PROVIDED that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                        (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's


                                      -4-

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      Investors Service, Inc. or A-1 by Standard & Poor's Rating Group (a
      division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

                        (g) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa3 by Moody's Investors Service, Inc. and AA - by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.); and

                  "CHANGE OF CONTROL" means at any time at which any Person together with its Affiliates, other than James Schuler, his heirs, and Apollo Real Estate Investment Fund, owns or controls more than 40% of the Voting Stock of the Company.

                  "CLOSING DATE" means the date of this Agreement.

                  "CO-AGENT" means one or more of the Banks which are designated in writing by the Agent to serve as Co-Agent hereunder (subject to SECTION
      10.13 hereof).

                  "CODE" means the Internal Revenue Code, and regulations promulgated thereunder.

                  "COMMITMENT" means, with respect to the Loans and each of the Banks, the dollar amount and percentage obligation set forth on SCHEDULE 1.1(a) hereto. As Banks are added to this Agreement, or withdraw from this Agreement, and assignments are made by the Banks in accordance with
      SECTION 11.6 hereof, the amount of each Bank's Commitment shall change in accordance with that Bank's Pro Rata Share of the Total Aggregate Commitments. The Assignment and Acceptances executed by the added Banks, and the records maintained by the Agent, shall be presumptive evidence of each Bank's Commitment, as each such Bank's Commitment may change from time to time in accordance with the terms of this Agreement.

                  "COMPANY" means Schuler Homes, Inc., a Delaware corporation, and its successors and assigns.

                  "COMPLETED UNSOLD HOMES" means, as of any date, all Units


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      (including Model Homes), for which construction has been "completed" less than 180 days before such date, but for which there is in existence no written Contract for Sale. Construction will be considered "completed" when the temporary certificate of occupancy or the certificate of occupancy has been issued. Notwithstanding the foregoing, Model Homes will continue to be considered Completed Unsold Homes until the date which is 180 days after the last production unit in the particular real estate project (for which such Model Home is used as a model) has been sold.

                  "COMPLETED UNSOLD HOMES OVER 180 DAYS" means, as of any date, Completed Unsold Homes which have been completed 180 days or more before such date. Notwithstanding the foregoing, Model Homes will not be considered Completed Unsold Homes Over 180 Days until the date which is 180 days after the last production unit in the particular real estate project (for which such Model Home is used as a model) has been sold.

                  "CONSOLIDATED INTEREST EXPENSE" means for any period, without duplication, the aggregate amount of interest which, in accordance with GAAP, would be included on an income statement for the Company and consolidated Subsidiaries (excluding the Unrestricted Subsidiaries) on a consolidated basis, whether expensed directly, or included as a component of cost of goods sold, or allocated to joint ventures, or otherwise (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all non-cash interest expense), plus the product of (i) cash dividends paid on any preferred stock of the Company, times (ii) a fraction, the numerator of which is one (1) and the denominator of which is one (1) minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

                  "CONSOLIDATED INTEREST INCURRED" means for any period, without duplication, the aggregate amount of interest which, in conformity with GAAP, would be opposite the caption "interest expense" or any like caption on an income statement for the Company and consolidated Subsidiaries (excluding the Unrestricted Subsidiaries) or allocated to joint ventures, or otherwise (including without limitation all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, and the interest portion of any


                                      -6-
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      deferred payment obligation) and, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period (excluding the Unrestricted Subsidiaries), and all interest actually paid by the Company or any consolidated Subsidiary (excluding the Unrestricted Subsidiaries) in each case, to the extent not set forth on the income statement under the caption "interest expense" or any like caption, plus the product of (i) cash dividends paid on any preferred stock of the Company, times (ii) a fraction, the numerator of which is one (1) and the denominator of which is one (1) minus the then current effective aggregate federal, state and local tax rate of the Company, expressed as a decimal.

                  "CONSOLIDATED LIABILITIES" means, as of any time of determination, the sum of the following amounts without duplication:

                        (a) all liabilities and other obligations of the Company and its consolidated Subsidiaries that, in conformity with GAAP, should be included in determining total liabilities shown on the liability side of a consolidated balance sheet of the Company and the consolidated Subsidiaries, PLUS

                        (b) all letter of credit reimbursement obligations of the Company and any consolidated Subsidiary with respect to Financial Letters of Credit, PLUS

                        (c) all guaranties and Guaranty Obligations of the Company or a consolidated Subsidiary, MINUS

                        (d) Cash and Cash Equivalents in an amount greater than $10,000,000 owned by the Company and its consolidated Subsidiaries.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE NET WORTH" means, as of any time of determination, the sum of the following with respect to the Company and the consolidated Subsidiaries determined and consolidated in conformity with generally accepted accounting principles applied on a consistent basis:

                        (1) the amount of stated capital (excluding the cost of
            treasury shares), additional paid-in capital and retained earnings (or, in the case of a deficit in additional paid-in capital or retained earnings, MINUS the amount


                                      -7-

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            of the deficit), MINUS

                        (2) the carrying value of intangible assets, such as
            deferred costs associated with goodwill, patents, franchises, organizational expenses and the like (but EXCLUDING unamortized finance costs, receivables, pre-paid expenses, the capitalized value of leases and all costs that are specifically identifiable or are identifiable on a rational and consistent basis with the unexpired service value of tangible assets), AND MINUS

                        (3) any amounts which would otherwise be included in the
            calculation of Consolidated Tangible Net Worth under subparagraph
            (a) immediately above of this definition which pertain to or are attributable to the Company's or any consolidated Subsidiary's equity interest in any Unrestricted Subsidiary which is in default with respect to the payment of any monetary obligations owing under any land loan, acquisition and development loan, construction loan, secured or unsecured credit facility, or any other loan or indebtedness for borrowed money. Such amounts shall be net of estimated income tax benefits to be realized upon write-off of such amounts.

                  "CONTRACT FOR SALE" means a sale and purchase agreement between the Company or its Subsidiaries and an unrelated third party purchaser, who has made an earnest money deposit of not less than $250.00 and who has been pre-qualified by the Company, its Subsidiaries or an institutional lender; PROVIDED, that such agreement shall not contain any contingency clause other than a clause conditioning such purchaser's obligation upon the sale of such purchaser's property.

                  "CONTRACTED HOMES" means all Units (including Model Homes) on which a building permit has been issued and construction has begun or has been completed, and for which the Company or its Subsidiaries has entered into a written Contract for Sale.

                  "CONTROLLED SUBSIDIARY" means (i) any corporation of which at least a majority of the outstanding securities of any class or classes (however designated) having ordinary voting power to elect directors of the corporation is owned by the Company and/or by one or more than one other Controlled Subsidiary, and (ii) any partnership, joint venture or limited liability company in which the Company and/or any Controlled Subsidiary owns at least a majority interest and over which the Company and/or any Controlled Subsidiary exercises a degree of control sufficient to require the consolidation under GAAP of the results of operations of such Person with the results of operations of the Company for financial reporting purposes.

                  "COUNTRY CLUB VILLAGE" means the Country Club Village condominium project, Phases I through VI, located in Salt Lake, Oahu, Hawaii, which is being developed, or which is to be developed, by the Company.


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                  "COUNTRY CLUB VILLAGE SUBORDINATE MORTGAGE" means the
      Subordinate Mortgage, Security Agreement and Financing Statement dated February 9, 1993, filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii as Document No. 1996140, as amended by Amended and Restated Subordinate Mortgage, Security Agreement and Financing Statement dated April 17, 1994, filed in said office as Document No. 2149634, in favor of HCI (America) Inc., which includes Lots 3878 and 3879 in Country Club Village.

                  "CONVERTIBLE SUBORDINATED NOTES" means the 6 1/2% Convertible Subordinated Debentures due 2003 in the principal amount of $57,500,000 issued by the Company.

                  "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable interest rate PLUS (b) two (2%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points.

                  "DESIGNATED MARKET" means with respect to any LIBOR Borrowing, the London interbank market for deposits in Dollars or such other interbank LIBOR market as may be designated in writing from time to time by the Agent.

                  "DOLLARS" or "$" means United States dollars.

                  "EBITDA" means, for any period, without duplication, (a) the sum of the following amounts attributable to such period and calculated on a consolidated basis for the Company and its Restricted Subsidiaries: (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) charges against income for all federal, state and local taxes, (iv) depreciation expense, (v) amortization expense, (vi) other non-cash charges and expenses (including non-cash charges resulting from accounting changes),
      (vii) cash distributions to the Company or a Restricted Subsidiary of income earned by an Unrestricted Subsidiary, (viii) amortization of capitalized interest included in cost of sales, and (ix) any non-cash losses arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, less (b) any gains arising outside the ordinary course of business which have been included in the determination of Consolidated Net Income, determined on a consolidated basis for the Company and its Restricted Subsidiaries.

                  "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States, and (iii) a


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      Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

                  "ENTITLED LAND" means all land owned by the Company or its Subsidiaries as part of their respective real estate development business, which does have all requisite residential zoning for the construction of Units and the provision of potable water, sewage and other utilities available to the boundary of such land.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as now or from time to time hereafter in effect.

                  "EVENTS OF DEFAULT" has the meaning set forth for that term in
      SECTION 9.1.

                  "EXTENSION REQUEST" means a written request from the Company to extend the Maturity Date pursuant to SECTION 4.18.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "FINANCIAL LETTERS OF CREDIT" means any standby letters of credit covering the potential default of a financial contractual obligation, and includes without limitation all letters of credit required to be classified as such by the Federal Reserve Board or by the Office of the Comptroller of the Currency.

                  "FINISHED LOTS" means lots of Entitled Land as to which offsite construction has been substantially completed, utilities and all major infrastructure have been completed and stubbed to the site, and building permits for Units may be promptly pulled and construction commenced by the Company without the satisfaction of any further conditions.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.


                                     -10-

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                  "GAAP" means generally accepted accounting principals.

                  "GAAP VALUE" means, with respect each Asset, the GAAP basis asset value for such property or asset (but in no event greater than cost minus accumulated depreciation). In determining GAAP Value, costs for Land/Lots Under Development and Unimproved Land shall include land costs and costs associated with obtaining requisite zoning requirements and governmental approvals, capitalized expenses associated with pulling permits and the commencement of physical site improvement; and costs for Finished Lots and Unsold Units shall include the proportional costs of (a) the land per lot/unit, and (b) the site improvements and soft and hard costs incurred; and the cost of any land which is subject to a purchase option shall be excluded until the Company or the Restricted Subsidiary has acquired title.

                  "GOVERNMENT SECURITIES" means readily marketable direct obligations of the United States of America or obligations fully guaranteed by the United States of America.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTOR" means, collectively, the Persons identified in
      SCHEDULE 1.1(b), and each other Person that from time to time executes a Guaranty in favor of the Banks (or the Agent for the benefit of the Banks) with respect to the Loans, and their successors and assigns.

                  "GUARANTY" means a continuing guaranty, substantially in the form of EXHIBIT "D" attached hereto, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended, to be executed and delivered by a Guarantor to the Agent for the benefit of the Banks.

                  "GUARANTY OBLIGATION" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition


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      of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof; in each case (a), (b), (c) or (d), including arrangements wherein the rights and remedies of the holder of the primary obligation are limited to repossession or sale of certain property of such Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);
      (f) all obligations with respect to capital leases; (g) all Rate Hedging Obligations; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights, but excluding Liens securing profit participations, price participations, marketing fees, repurchase options or other similar performance based contingent obligations (collectively, "Liens Securing Performance Obligations") owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all guaranty and surety obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above; PROVIDED, HOWEVER, "Indebtedness" shall not include indemnities and guarantees of performance, such as construction completion guarantees, environmental indemnities and non-recourse carve-out guarantees that are given in connection with a project until such time as any of such obligations become quantified as the result of a judgment, settlement or other agreement.

                  "INTEREST DIFFERENTIAL" means with respect to any prepayment or redesignation of a LIBOR Borrowing on a day other than the last day of the applicable LIBOR Period, the amount (if any) by which (a) the amount of interest that would have accrued on such LIBOR Borrowing for the remainder of the applicable LIBOR Period exceeds (b) the amount of interest that would accrue on such LIBOR Borrowing for the period from the date of prepayment or redesignation of such LIBOR Borrowing to the last day of the applicable LIBOR Period for such LIBOR Borrowing if the LIBOR Rate applicable to such LIBOR Borrowing (the "Applicable Rate") were determined two (2) LIBOR Banking Days prior to the date of prepayment or redesignation of such LIBOR Borrowing. The period commencing on the date of such prepayment and ending on the last day of the applicable LIBOR Period shall be deemed to be the "LIBOR Period" for determination of such Applicable Rate. The calculation of the Interest Differential by the Agent shall be conclusive in the absence of manifest error.

                  "INTEREST PAYMENT DATE" means (a) with respect to each Reference Rate Borrowing, the first day of any month, and (b) with respect to each LIBOR Borrowing, the first day of any month.

                  "INVESTMENT" means (a) any investment by the Company or any Subsidiary in any joint venture, partnership, corporation, limited liability company or other entity, whether by acquisition of stock or debt, or by loan (or other extension of credit), advance, transfer of property out of the ordinary course of business, capital contribution, payment pursuant to a guaranty or any other contingent liability of the Company in respect of liabilities of such entity, or otherwise, and (b) any investment in, or payment or expenditure with respect to, any Asset (or other property) or business venture.

                  "ISSUING BANK" means any Bank or any Affiliate of any Bank which issues Letters of Credit under this Agreement.

                  "LAWS" means, collectively, all international, foreign, federal, state and local laws, statutes, treaties, rules, regulations, ordinances, codes, administrative or judicial precedents and determinations of an arbitrator or Governmental Authority.

                  "LAND/LOTS UNDER DEVELOPMENT" means Entitled Land on which grading or construction of on-site infrastructure improvements has begun, and for which all necessary zoning approvals have been obtained and are in full force and effect, and which does not qualify as a Contracted Home or an Unsold Home Under Construction.

                  "L/C APPLICATION" has the meaning set forth in SECTION 3.9.3.

                  "L/C COMMITMENT" has the meaning set forth in SECTION 3.9.1.

                  "L/C COMMITMENT TERMINATION DATE" has the meaning set forth in
      SECTION 3.9.1.

                  "L/C OBLIGATIONS" has the meaning set forth in SECTION 3.9.1.

                  "LENDING OFFICE" means, as to each Bank, the office located at the address for notices specified for such Bank on the signature pages hereof.

                  "LETTERS OF CREDIT" has the meaning set forth in SECTION 3.9.2(a).

                  "LEVERAGE RATIO" has the meaning set forth in SECTION 8.2. As of the date of this Agreement, the applicable Leverage Ratio is 1.89 to
      1.0 (the "initial Leverage Ratio") (calculated as of March 31, 2001). Following the date of this Agreement, the Leverage Ratio shall be calculated by the Company as of the last day of each calendar quarter (I.E., March 31, June 30, September 30 and December 31), and the Company shall deliver such calculation to the Agent within 45 days of the end of each calendar quarter. The initial Leverage Ratio and any subsequent Leverage Ratio in effect from time to time under this Agreement shall continue to be applicable for all purposes of this Agreement until the applicable Leverage Ratio changes in accordance with the following provisions. If the Leverage Ratio, calculated as of the last day of any calendar quarter, is different from the Leverage Ratio then in effect under this Agreement, the newly applicable Leverage Ratio (which shall be the Leverage Ratio as of the last day of such calendar quarter) shall be effective for all purposes of this Agreement (including the calculation of the applicable LIBOR Rate Spread and the Applicable Facility Fee Rate) five (5) Banking Days following the date the calculation was delivered by the Company to the Agent.

                  "LEVERAGE RATIO CURE PERIOD" has the meaning set forth in
      Section 8.2.

                  "LIBOR BANKING DAY" means any Banking Day on which banks are open for business (including with respect to dealings between banks in United States Dollar deposits) in the Designated Market.

                  "LIBOR BORROWING" means any Loan or portion thereof designated or redesignated by the Company as a LIBOR Borrowing pursuant to Article 3.

                  "LIBOR LENDING OFFICE" means the office or branch of each Bank so designated on the signature pages of this Agreement, or such other office or branch of each Bank as it may hereafter designate, by written notice to the Company and the Agent, as its LIBOR Lending Office.

                  "LIBOR PERIOD" means, as to each LIBOR Borrowing, the period commencing on the date specified in the applicable Request for Borrowing or Request for Redesignation of Borrowing by the Company pursuant to SECTIONS 3.3 OR 3.4 and ending one month, two months, three months or six months thereafter, as designated by the Company in the applicable Request for Borrowing or Request for Redesignation of Borrowing, PROVIDED that:

                        (2) the first day in any LIBOR Period shall be a LIBOR Banking Day;

                        (a) any LIBOR Period that would otherwise end on a day
            that is not a LIBOR Banking Day shall be extended to the next succeeding

            LIBOR Banking Day UNLESS such LIBOR Banking Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding LIBOR Banking Day; and

                        (b)   No LIBOR Period shall extend beyond the
            Maturity Date.

                  "LIBOR RATE" means, for any LIBOR Period for any LIBOR Borrowing, the rate (rounded upward, if necessary, to the next 1/100 of 1%) determined solely by the Agent for a period of time comparable to the number of days in the applicable LIBOR Period for deposits in United States Dollars, as shown on Telerate Page 3750 as of 11:00 a.m. London time two (2) LIBOR Banking Days prior to the first day of the applicable LIBOR Period, or if Telerate Page 3750 is unavailable, the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose. The determination of the LIBOR Rate by the Agent shall be conclusive in the absence of manifest error. "Telerate Page 3750" means the display designated as such on Teleratesystem Incorporated (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

                  "LIBOR RATE SPREAD" means the additional component of interest, expressed as a percentage per annum, to be added to the LIBOR Rate in determining the applicable rate of interest for LIBOR Borrowings. Subject to the next sentence, the applicable LIBOR Rate Spread shall be based on the Company's then effective Leverage Ratio, in accordance with the following pricing grid:


            Leverage Ratio                                           Applicable LIBOR Rate Spread
            --------------                                           ----------------------------
            [LESS THAN] 1.75                                                        1.75%
            [GREATER THAN OR EQUAL TO] 1.75 through [LESS THAN] 2.00                2.00%
            [GREATER THAN OR EQUAL TO] 2.00 through [LESS THAN] 2.25                2.25%
            [GREATER THAN OR EQUAL TO] 2.25                                         2.50%


                  From the date of this Agreement, through December 31, 2001, the applicable LIBOR Rate Spread for the Loans shall be 2.00%. Except as provided in the preceding sentence, the applicable LIBOR Rate Spread shall change with each change in the applicable Leverage Ratio, effective as of the effective date of the change in the applicable Leverage Ratio, as specified under the definition of Leverage Ratio.

                  "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "LOAN" or "LOANS" means each of the loans (including the Swing Line Advances) and Borrowings under this Agreement.

                  "LOAN DOCUMENTS" means, collectively, this Agreement, each Note, the Guaranty and any future Guaranties.

                  "MAJORITY BANKS" means, at any time, Banks then holding at least 66 2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 66 2/3% of the Total Aggregate Commitment.

                  "MATERIAL" means, in connection with the Company, its Subsidiaries, and the Loans and the Loan Documents, such circumstances or facts which the Banks in the exercise of their discretion could reasonably be expected to rely upon in determining whether to enter into or to continue lending under this Agreement or which could reasonably be expected to have a bearing on any actions undertaken by the Banks. Such Material circumstances or facts shall include, without limitation, such circumstances or facts as would materially alter, enlarge, restrict or otherwise affect the rights and liabilities otherwise existing between the parties to the Agreement or any other Loan Document.

                  "MATURITY DATE" means June 28, 2004, subject to possible extension pursuant to SECTION 4.18 (other than with respect to a Note held by a Bank which does not extend the maturity date of such Note pursuant to
      SECTION 4.18, in which case the applicable Maturity Date for such Note held by such non-renewing Bank shall be the Non-Renewing Bank Loan Maturity Date).

                  "MODEL HOMES" means all Units which are used as models or sales offices to market a particular real estate development project.

                  "MORTGAGE AND INSURANCE SUBSIDIARIES" means those Subsidiaries described on Schedule 1.1(d) hereto and such other Wholly Owned Subsidiaries that are from time to time created and which engage in the mortgage and insurance business.

                  "NET WORKING CAPITAL" means the sum of (A) the lesser of (i) the Undrawn Commitment or (ii) the Borrowing Base Availability, PLUS (B) Cash and Cash Equivalents owned by the Company and the Restricted Subsidiaries PLUS (C) amounts due to the Company and the Restricted Subsidiaries from title companies within the next ten (10) days, LESS (D) all accounts payable owed by the Company and the Restricted Subsidiaries and LESS (E) customer deposits held by the Company and the Restricted Subsidiaries.

                  "NON-RENEWING BANK LOAN MATURITY DATE" means the maturity date of the Note held by a Bank which does not extend such maturity date in response to a request for such extension by the Company pursuant to
      SECTION 4.18.

                  "NON-WHOLLY OWNED SUBSIDIARY" means a Subsidiary, less than 100% of the capital stock of which (including voting and non-voting shares, but exclusive of directors' qualifying shares) is owned by the Company and its Wholly Owned Subsidiaries.

                  "NOTE" means each of the promissory notes, substantially in the form of EXHIBIT "A" attached hereto and made a part hereof, executed by the Company in favor of the Banks, each to the order of the applicable Bank as payee to evidence such Bank's share of the Loans, and each in the original principal amount of the applicable Bank's Commitment such that the aggregate original principal amount of all Notes is initially $225,000,000; as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced (and any promissory note that may be issued in substitution or exchange therefor).

                  "OBLIGATIONS" means all obligations of every nature of the Company from time to time owed to the Banks under the Loan Documents.

                  "OPINION OF COUNSEL" means the favorable written legal opinion of Gibson, Dunn & Crutcher LLP, as counsel to the Company and the Subsidiaries, substantially in the form of EXHIBIT "F" attached hereto, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

                  "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "PARTICIPANT" shall have the meaning set forth in SECTION
      11.6.

                  "PARTICIPATING EQUITY LOAN" means a nonrecourse shared appreciation loan made by a third party lender to an Unrestricted Subsidiary, as borrower, which pursuant to its terms provides that, among other things, the lender thereunder will be paid a portion of the profit, interest based upon the profit obtained from the sale of certain Units and/or land or a certain internal rate of return, and in a principal amount, with a stated rate of interest and with other terms satisfactory to such Unrestricted Subsidiary and in a form and containing terms reasonably acceptable to the Agent. The outstanding Participating Equity Loans as of the Closing Date are described on

      Schedule 1.6.

                  "PERFORMANCE LETTERS OF CREDIT" means standby letters of credit used directly or indirectly to cover bid, performance, advance and retention obligations, including, without limitation, letters of credit issued in favor of sureties who in connection therewith cover the bid, performance and retention obligations.

                  "PERMITTED BUSINESS ACTIVITIES" means the residential real property acquisition, development, operation, and sales activities of the types set forth in SCHEDULE 1.1(c) hereto.

                  "PERMITTED INDEBTEDNESS" means:

                        (1)   the Country Club Village Subordinate Mortgage;

                        (2) the existing Indebtedness and obligations of the
                  Company as a joint venture partner in Iao Partners (including any Indebtedness of Iao Partners for which there is recourse to the Company);

                        (3)   Convertible Subordinated Notes;

                        (4) Indebtedness, not to exceed $25,000,000 in the
                  aggregate, created or arising under a conditional sale or other title retention agreement, or incurred as purchase money financing, with respect to property acquired by the Company or any Restricted Subsidiaries; provided that the rights and remedies of the seller under such agreement in the event of default are limited to foreclosure of such property, the receipt of funds placed in escrow for payment to such seller in the event of default or any other non-recourse remedy relating solely to the subject property;

                        (5) Indebtedness to the extent incurred upon the
                  endorsement of an instrument in order to negotiate the same, and for taxes, assessments, governmental charges, or levies to the extent that payment thereof shall not at the time be required to be made;

                        (6)   The Rielly Debt in an amount not to exceed
                  $6,500,000;

                        (7) Guaranty Obligations incurred with respect to
                  Bonding Obligations (less the value of completed work) in connection with the Company's or any Restricted Subsidiaries' real estate development businesses in an aggregate amount not to exceed 60% of Consolidated Tangible Net Worth;

                        (8) Indebtedness in respect of the Commitments hereunder;

                        (9) The Senior Notes and Guaranty Obligations of Restricted Subsidiaries in respect thereof;

                        (10) The Senior Subordinated Notes in an amount not to
                  exceed $150,000,000 and Guaranty Obligations of Restricted Subsidiaries in respect thereof;

                        (11) Guaranty Obligations in an amount not to exceed $25,000,000 in the aggregate with respect to Unrestricted Subsidiary Financing;

                        (12) The obligations arising from letters of credit
                  (other than Letters of Credit issued pursuant to this Agreement) which are issued for the benefit of third parties in an amount not to exceed $25,000,000 in the aggregate;

                        (13) Guaranty Obligations of the Company for the benefit of the Restricted Subsidiaries and Guaranty Obligations of the Restricted Subsidiaries for the benefit of the Company;

                        (14) Trade debt incurred in the ordinary course of Permitted Business Activities;

                        (15)  Rate Hedging Obligations;

                        (16) Indebtedness not to exceed $10,000,000 for other unsecured Indebtedness.

                  "PERMITTED INVESTMENTS" means

                        (1) (i) Direct Investments by the Company (and not in or
            through Unrestricted Subsidiaries, except as permitted in subparagraph (c) below of this definition) in Permitted Business Activities within Permitted Markets, (ii) direct Investments by Restricted Subsidiaries (and not in or through Unrestricted Subsidiaries, except as permitted in subparagraph (c) below of this definition) in Permitted Business Activities within Permitted Markets, and (iii) Investments by the Company and by Restricted Subsidiaries in Restricted Subsidiaries which conduct Permitted Business Activities within Permitted Markets.

                        (2)   Investments in Cash Equivalents;

                        (3) Investments in Unrestricted Subsidiaries, PROVIDED the aggregate book value of all such Investments by the Company and all Restricted Subsidiaries, plus the loans and advances made to such Unrestricted Subsidiaries, does not exceed the lesser of (1) 10% of Consolidated Tangible Net Worth or (2) $50,000,000, and, PROVIDED FURTHER that no more than the lesser of (A) 5% of Consolidated Tangible Net Worth or (B) $25,000,000 of such Investments, loans and advances may be made to Unrestricted Subsidiaries over which the Borrower does not maintain managerial control;

                        (4) Loan receivables from the sale of Real Estate
            Inventory (including Model Homes, but excluding Unentitled Land) not to exceed at any one time outstanding the lesser of (1) 10% of Consolidated Tangible Net Worth or (2) $40,000,000;

                        (5) Other Investments not to exceed $10,000,000 at any one time outstanding less the amount of the Rielly Investment;

                        (6) Extensions of credit to employees in the ordinary
            course of business, not to exceed $5,000,000 at any one time outstanding.

                  "PERMITTED MARKETS" means the United States of America and each political subdivision thereof.

                  "PERSON" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or otherwise.

                  "PLAN" means any employee benefit plan subject to ERISA and maintained by the Company and/or any Subsidiary or to which the Company and/or any Subsidiary is required to contribute on behalf of its employees.

                  "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place as determined by the Agent) at such time of such Bank's Commitment divided by the Total Aggregate Commitment.

                  "QUARTER" means any one of the following three-calendar-month periods in any calendar year: April 1 through June 30; July 1 through September 30; October 1 through December 31; and January 1 through March 31.

                  "RATE HEDGING OBLIGATIONS" means, for any Person, the net obligations of such Person pursuant to any interest rate hedging agreement or any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

                  "REAL ESTATE INVENTORY" means Entitled Land, Unentitled Land, Undeveloped Land, Land/Lots Under Development, Unsold Homes Under Construction, Completed Unsold Homes, Completed Unsold Homes Over 180 Days, and Contracted Homes owned by the Company and its Restricted Subsidiaries.

                  "REFERENCE RATE" means the rate of interest publicly announced from time to time by FHB, as its prime rate. It is a rate set by FHB based upon various factors including FHB's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

                  "REFERENCE RATE BORROWING" means any Loan or portion thereof which is not designated or redesignated by the Company as a LIBOR Borrowing pursuant to SECTIONS 3.3 OR 3.4.

                  "REFERENCE RATE SPREAD" means the additional component of interest, expressed as a percentage per annum, to be added to the Reference Rate in determining the applicable rate of interest for Reference Rate Borrowings. The applicable Reference Rate Spread shall be based on the Company's then effective Leverage Ratio, in accordance with the following pricing grid:


            Leverage Ratio                                  Applicable Reference Rate Spread
            --------------                                  --------------------------------
            [less than] 1.75                                           0.00%
            [greater than] 1.75 through [less than] 2.00               0.00%
            [greater than] 2.00 through [less than] 2.25               0.25%
            [greater than] 2.25                                        0.50%


                  As of the date of this Agreement, the applicable Leverage Ratio is currently 1.89 to 1.0 and the applicable Reference Rate Spread for the Loans as of the date of this Agreement is therefore 0%. The applicable Reference Rate Spread shall change with each change in the applicable Leverage Ratio, effective as of the effective date of the change in the applicable Leverage Ratio, as specified under the definition of the Leverage Ratio.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and any other regulation issued in substitution therefor.

                  "RIELLY DEBT" means the indebtedness owed to Thomas J. Rielly, individually and as Trustee of the T. and J. Rielly Revocable Trust dated December 15, 1989, and Bruce A. Rielly, individually and as Trustee of the Rielly Living Trust dated April 19, 1988 (collectively, "Rielly"), pursuant to that certain letter agreement dated September 11, 2000, as amended on January 10, 2001 and the Promissory Note of Schuler Homes, Inc., formerly known as Schuler Holdings, Inc., dated as of April 3, 2001, in the principal amount of $6,500,000.

                  "RIELLY INVESTMENT" means the loan receivable from Rielly pursuant to that certain promissory note dated July 22, 1999, in the original principal amount of $4,810,000, payable to Schuler Homes of California, Inc., which will be setoff against the Company's obligation to Rielly pursuant to the Rielly Debt.

                  "REQUEST FOR BORROWING" means a written request for a Borrowing substantially in the form of EXHIBIT "C" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

                  "REQUEST FOR LETTER OF CREDIT" means a written request for a Letter of Credit substantially in the form of EXHIBIT "C" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

                  "REQUEST FOR REDESIGNATION OF BORROWING" means a written request for redesignation of Borrowing substantially in the form of EXHIBIT "C" attached hereto, signed by a Responsible Official of the Company and properly completed to provide all information required to be included thereon.

                  "REQUIREMENT OF LAW" means, as to any Person, any Law applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "RESPONSIBLE OFFICIAL" means: (a) when used with reference to a Person other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

                  "RESTRICTED SUBSIDIARY" means a Wholly Owned Subsidiary who is also a Guarantor.

                  "SENIOR DEBT" means, at any time of determination thereof, all indebtedness with respect to (i) the Loans and L/C Obligations, (ii) any other senior indebtedness of the Company to any Banks, and (iii) such other indebtedness for borrowed money senior to or ranking in equal priority to the Obligations.

                  "SENIOR NOTES" mean the 9% senior notes in the principal amount of $100,000,000 maturing April 15, 2008 issued by the Company and the 9 3/8% senior notes maturing 2009, in the principal amount of US$250,000,000 issued by the Company, and all increases thereto and all extensions thereof.

                  "SENIOR SUBORDINATED NOTES" mean the 10 1/2% subordinated notes in the principal amount of $150,000,000 maturing 2011 issued by the Company and all increases thereto and all extensions thereof.

                  "SPECIAL CIRCUMSTANCE" means the adoption of any Law or interpretation, or any change therein or thereof, or any change in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable authority, or change in manner of compliance by the Banks or their LIBOR Lending Offices with any request or directive (whether or not having the force of Law) of any Governmental Authority, central bank or comparable authority, in any case occurring after the Closing Date, or the occurrence of circumstances affecting the applicable certificate of deposit market or London interbank eurodollar market generally which are beyond the reasonable control of the Banks.

                  "SUBORDINATED DEBT" means such indebtedness of the Company as is fully subordinated to the Obligations and includes the Senior Subordinated Notes and the Convertible Subordinated Notes.

                  "SUBSIDIARY" means (i) any corporation in which the Company and/or any Subsidiary has an equity Investment, and (ii) any partnership, joint venture, limited liability company or other entity in which the Company and/or any Subsidiary has an equity Investment.

                  "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "SWING LINE ADVANCES" means Borrowings initially funded by FHB in the manner provided in SECTION 3.1(h).

                  "SYNDICATION AGENTS" means BofA and FNB who are designated to serve as Syndication Agents hereunder (subject to SECTION 10.13 hereof).

                  "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income.

                  "TOTAL AGGREGATE COMMITMENT" means the total aggregate combined Commitments of the Banks. The Total Aggregate Commitment currently equals $225,000,000, and may increase as provided in SECTION
      3.10 or decrease as provided in SECTION 4.18.

                  "TOTAL BORROWING BASE INDEBTEDNESS" means, subject to the limitations specified below (a) the aggregate of all Senior Debt, (b) all amounts outstanding under the Convertible Subordinated Notes, (c) all amounts due and payable within 12 months under the Senior Subordinated Notes, (d) all amounts outstanding under the Senior Notes, (e) the obligations of the Company and the Restricted Subsidiaries arising from letters of credit (other than Letters of Credit issued pursuant to this Agreement) which are issued for the benefit of third parties, (f) the Rielly Debt (net of the Rielly Investment), (g) indebtedness described in clause (xvi) of the definition of Permitted Indebtedness, and (h) trade debt of the Company and the Restricted Subsidiaries which is 90 days or more past due; PROVIDED, HOWEVER, "Total Borrowing Base Indebtedness" shall NOT include (i) the principal amount of the Senior Subordinated Notes which are due and payable more than 12 months from the date of calculation, and (ii) Performance Letters of Credit.

                  "UNDEVELOPED LAND" means Unentitled Land, or Entitled Land as to which no significant physical site improvement has commenced and is ongoing (or has been completed).

                  "UNDRAWN COMMITMENT" means the difference, if positive, between (a) the Total Aggregate Commitment, and (b) the total principal balance outstanding under the Loans plus the L/C Obligations.

                  "UNENCUMBERED REAL ESTATE INVENTORY" means Real Estate Inventory which is not subject to or encumbered by any deed of trust, mortgage, judgment lien, attachment lien or any other lien (other than liens which are permitted under SECTION 8.14).

                  "UNENTITLED LAND" means all land which is not Entitled Land.

                  "UNIMPROVED LAND" means all Entitled Land on which no construction of on-site infrastructure improvements has begun.

                  "UNIT" means a single family residential unit, including a condominium and townhouse unit and a one-to-four family detached residence.

                  "UNRESTRICTED SUBSIDIARY FINANCING" means all indebtedness owing by Unrestricted Subsidiaries.

                  "UNRESTRICTED SUBSIDIARY" means a Subsidiary that is NOT a Restricted Subsidiary.

                  "UNSOLD HOMES UNDER CONSTRUCTION" means all Units for which building permits have been issued and construction has commenced, but not completed, and for which there is no written binding contract of sale with an unrelated third party purchaser. Construction will be considered to have "commenced" when the slab or foundation for the condominium building or one-to-four family residence has been completed.

                  "UNSOLD UNITS" means Unsold Homes Under Construction, Completed Unsold Homes, and Completed Unsold Homes over 180 days.

                  "VOTING STOCK" means any class or classes of securities having voting power to elect the directors of a corporation.

                  "WHOLLY OWNED SUBSIDIARY" means a Subsidiary, 100% of the capital stock of which (including voting and non-voting shares, but exclusive of director's qualifying shares) is owned by the Company and its Subsidiaries (other than Non-Wholly Owned Subsidiaries).

            1.2 USE OF DEFINED TERMS. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any of the members of the relevant class.

            1.3 ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis.

            1.4   OTHER INTERPRETIVE PROVISIONS.

                  (1) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, subparagraph, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (2) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means "including without limitation."

                        (iii) The term "property" includes any kind of property
            or asset, real, personal or mixed, tangible or intangible.

                  (3) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (4) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (5) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation; but rather shall be construed and interpreted in accordance with their fair meaning.

            1.5 EXHIBITS. All exhibits to this Agreement, either as now existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

ARTICLE 2:    RECITALS.

            This Agreement is made with reference to the following facts:

                  (1) The Company is primarily engaged in Permitted Business Activities within the Permitted Markets.

                  (2) The Company has applied to the Banks for the Loans to finance Permitted Business Activities within the Permitted Markets.

                  (3) The Banks are willing to make the Loans to the Company on the terms and conditions set forth in this Agreement and in the other Loan Documents.

ARTICLE 3:  BORROWING PROCEDURES AND LETTER OF CREDIT SUBLIMIT.

            3.1   DISBURSEMENT OF LOAN PROCEEDS.

                  (1) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Banking Day immediately preceding the Maturity Date (or, in the case of a non-renewing Bank under SECTION 4.18, the Non-Renewing Bank Loan Maturity Date), each Bank shall, according to its Pro Rata Share, make Loans to the Company in such amounts as the Company may request that do not exceed in the aggregate at any one time outstanding, the Commitment of such Bank. The aggregate amount of each Bank's obligation to make Loans, together with such Bank's share of L/C Obligation shall not exceed at any time the amount set forth opposite such Bank's name in SCHEDULE 1.1(a) under the heading "Commitment" (such amount, as the same may be reduced pursuant to the terms of this Agreement, being such Bank's Commitment); PROVIDED, HOWEVER, that, after giving effect to any Borrowing (including Swing Line Advances), or any issuance of Letters of Credit, the aggregate principal amount of all outstanding Loans and L/C Obligations shall not exceed the amount of the Total Aggregate Commitment. Subject to the limitations set forth herein, the Company may borrow, repay and reborrow under each Bank's Commitment without premium or penalty. In no event shall the Banks be obligated to make Loans to the Company at any time if, after giving effect to such Loans, the provisions of SECTION 3.6 would be violated.

                  (2) Unless the Agent otherwise consents, the aggregate amount of each LIBOR Borrowing shall be in an integral multiple of $100,000, but not less than $2,000,000, and the aggregate amount of each Reference Rate Borrowing shall be in an integral multiple of $10,000, but not less than $100,000.

                  (3) The Loans made by the Banks pursuant to this Agreement shall be evidenced by each Note.

                  (4) A Request for Borrowing shall be irrevocable upon receipt by the Agent. The Agent shall not be bound by any preliminary information that it may give the Company concerning a particular LIBOR Rate before it delivers the binding LIBOR Rate notice in accordance with SECTION 3.3(b) below.

                  (5) Unless the Agent otherwise consents, no more than five (5) LIBOR Borrowings in the aggregate shall be outstanding at any one time.

                  (6) The Agent will notify each Bank of its receipt of a Request for Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing promptly on the date of timely receipt of a Request for Borrowing by the Company.

                  (7) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's payment office (described on the signature page hereof) by 9:00 a.m. (Honolulu, Hawaii time) on the date of such Borrowing requested by the Company in funds immediately available to the Agent. Subject to the provisions of SECTION 3.7, the proceeds of all such Loans will then be made available to the Company by the Agent by deposit into the Account.

                  (8)   The following procedures shall apply to Swing Line
      Advances:

                        (1) Each Swing Line Advance shall be made upon the
                  Company's irrevocable written notice delivered to the Agent in the form of a Notice of Swing Line Borrowing to be provided by Agent to Company (which notice must be received by the Agent prior to

                  11:00 a.m., Honolulu, Hawaii time) on or before the requested Swing Line Advance date, specifying:

                                    (1) the amount of the Swing Line Advance,
                        which shall be in an aggregate minimum principal amount of Ten Thousand Dollars ($10,000); and

                                    (2)   the requested Swing Line Advance
                        date, which shall be a Banking Day;

                        (2) All Swing Line Advances shall be made by the Agent
                  alone, for its own account, and no other Bank shall be required or permitted to participate in, or otherwise disburse any portion of, any Swing Line Advance; provided, however, that (i) the Agent shall convert, no less than weekly, all Swing Line Advances into Loans which are not Swing Line Advances, upon one (1) Banking Day's written notice given by the Agent to each Bank (with a copy of such notice being given to the Company), if the outstanding balance of all Swing Line Advances is $1,000,000 or more, (ii) all Swing Line Advances which are not converted into Loans which are not Swing Line Advances as provided herein shall be repaid by the Company (from its own funds or through a Borrowing) no later than five
                  (5) days after the date of the Swing Line Advance therefor, and (iii) all Swing Line Advances shall automatically be converted into Loans which are not Swing Line Advances upon the occurrence of a Default or an Event of Default.

                        (3) If the Agent shall convert a Swing Line Advance into
                  a Loan which is not a Swing Line Advance, the Agent will notify each Bank of such conversion, of the amount of such Bank's Pro Rata Share therein, and the date (which shall be not less than one (1) Banking Day after the day of such notification) for such conversion (with a copy of such notification being given to the Company). Each Bank will thereupon make the amount of its Pro Rata Share therein available to the Agent by 9:00 a.m., Honolulu, Hawaii time, on the date specified in such notice, in funds immediately available to the Agent. The proceeds received from the Banks will be used by the Agent to reimburse itself for the former Swing Line Advance so converted.

                        (4) The aggregate amount of all Swing Line Advances
                  outstanding at any one time may not exceed Twenty Million Dollars ($20,000,000), and the amount available to the Company for Loans shall be reduced by the aggregate amount of all Swing Line Advances outstanding at any one time.

            3.2 REFERENCE RATE BORROWINGS. All Loans shall at all times constitute Reference Rate Borrowings unless properly designated or redesignated as LIBOR Borrowings pursuant to SECTIONS 3.3. OR 3.4 and all Swing Line Advances shall constitute Reference Rate Borrowings. Each request by the Company for a new Reference Rate Borrowing (except for Swing Line Advances) shall be made pursuant to a Request for Borrowing received by the Agent, at the Agent's office, not later than 10:00 a.m. Honolulu, Hawaii time, at least one Banking Day prior to the date the Reference Rate Borrowing is to be funded to the Company. The Agent will notify each Bank of its receipt of a Request for Borrowing in accordance with SECTION 3.1(f).

            3.3   LIBOR BORROWING.

                  (1) Each request by the Company for a LIBOR Borrowing shall be made pursuant to a Request for Borrowing received by the Agent, at the Agent's office, not later than 10:00 a.m., Honolulu, Hawaii time, at least four (4) LIBOR Banking Days before the first day of the applicable LIBOR Period. The Agent will notify each Bank of its receipt of a Request for Borrowing in accordance with SECTION 3.1(f).

                  (2) At or about 10:00 a.m., Honolulu, Hawaii time, two (2) LIBOR Banking Day after the LIBOR Banking Day on which Agent receives Company's Request for Borrowing, the Agent shall determine the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly give notice of the same to the Company and the Banks by telephone, telecopier or telex.

                  (3) Upon fulfillment of the applicable conditions set forth in
      Article 6, a LIBOR Borrowing shall become effective on the first day of the applicable LIBOR Period.

                  (4) The Agent in its sole discretion may require the Company to request any LIBOR Borrowing of $100,000,000 or more, or any redesignation of a Reference Rate Borrowing of $100,000,000 or more as a LIBOR Borrowing, at a time or on a day which is one (1) LIBOR Banking Day earlier than the deadline stated above (or for redesignations of Reference Rate Borrowings, stated in SECTION 3.4 below) for making such a request.

            0.1   REDESIGNATION OF BORROWINGS.

                  (5) If any LIBOR Borrowing is not repaid on the last day of the applicable LIBOR Period, such Borrowing automatically shall be redesignated as a Reference Rate Borrowing on such date.

                  (6) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date until one month preceding the Maturity Date, the Company may request that all or a portion of outstanding Reference

      Rate Borrowings be redesignated as a LIBOR Borrowing; provided that the LIBOR Period for such LIBOR Borrowing shall end on or before the Maturity Date.

                  (7) Each redesignation of all or a portion of outstanding Reference Rate Borrowings as a LIBOR Borrowing shall be made pursuant to a written Request for Redesignation of Borrowing. Not later than 10:00 a.m., Honolulu, Hawaii time, at least four (4) LIBOR Banking Days prior to the first day of the applicable LIBOR Period, the Agent shall have received, at the Agent's office, a properly completed Request for Redesignation of Borrowing specifying (1) the requested date of redesignation, (2) the requested amount of Reference Rate Borrowings to be redesignated as a LIBOR Borrowing, and (3) the requested LIBOR Period. The Agent may, in its sole and absolute discretion, permit a Request for Redesignation of Borrowing to be made by telecopier or by telephone (with confirmation sent promptly by telecopier) by the Company, in which case the Company shall confirm same by mailing a written Request for Redesignation of Borrowing to the Agent within 24 hours following the date of redesignation.

                  (8) The Agent will notify each Bank of its receipt of a Request for Redesignation promptly on the date of timely receipt of a Request for Redesignation from the Company. All redesignations shall be made ratably according to the respective outstanding principal amount of the Loans with respect to which the Request for Redesignation was given is then held by each Bank.

                  (9) Upon the occurrence of an Event of Default, all LIBOR Borrowings shall automatically be redesignated as Reference Rate Borrowing on such date.

                  (10) Unless the Banks otherwise consent, the amount of Reference Rate Borrowings to be redesignated as a LIBOR Borrowing shall be an integral multiple of $100,000, but not less than $2,000,000.

                  (11) With respect to any redesignation of Reference Rate Borrowing as a LIBOR Borrowing, at or about 10:00 a.m., Honolulu, Hawaii time, two (2) LIBOR Banking Day after the LIBOR Banking Day on which Agent receives Company's Request for Redesignation, the Agent shall determine the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and shall promptly give notice of the same to the Company and the Banks by telephone, telecopier or telex.

                  (12) Upon fulfillment of the applicable conditions set forth in this Agreement, the redesignation of all or a portion of outstanding Reference Rate Borrowings as a LIBOR Borrowing shall become effective on the first day of the applicable LIBOR Period.

                  (13) A Request for Redesignation of Borrowing shall be irrevocable upon receipt by the Agent.

                  (14) Nothing contained herein shall require the Banks to fund any LIBOR Borrowing resulting from redesignation of all or a portion of any of the Reference Rate Borrowings in the London interbank eurodollar market.

            0.2   CALCULATION AND AMOUNT OF BORROWING BASE.

                  (15) CALCULATION. The Borrowing Base shall be calculated at the times and in the manner set forth in this SECTION 3.5(a):

                        (1) The Agent will determine the initial Borrowing Base
                  at the Closing Date calculated as of May 31, 2001 and evidenced by a Borrowing Base Certificate. Within fifteen (15) days after the end of each month other than the end of a Quarter and twenty-five (25) days after the end of each Quarter, and at such other times as the Agent may reasonably require, the Company shall provide the Agent with a Borrowing Base Certificate showing the Company's calculations of the components of the Borrowing Base as of the end of such month and such data supporting such calculations as the Agent may require. The Borrowing Base for each succeeding month will be effective as of the first day of the month following submission by the Company and will be determined by the Agent, calculated as of the end of the preceding month, evidenced by the Borrowing Base Certificate provided to the Agent by the Company, and verified by the Agent to its satisfaction. The Agent shall promptly notify the Company and each Bank of each determination by the Agent of the Borrowing Base. Any determination of the Borrowing Base by the Agent shall be conclusively deemed to be correct unless objected to by the Company or the Majority Banks within five (5) Business Days of the receipt of such determination.

                        (2) In the event that the Agent timely notifies the
                  Company of disapproval of a Borrowing Base Certificate (or should the Company fail to provide a Borrowing Base Certificate to Agent as and when required under SECTION 3.5(a)(i) above), then the Agent shall notify the Company in writing of the amount of the Borrowing Base as reasonably determined by the Agent and the basis of such determination, and the effective date thereof (which shall be the date of the giving of such notice respecting the amount of the Borrowing Base by the Agent), and such amount shall thereupon and thereafter constitute the Borrowing Base which shall remain in effect until such time as the Borrowing Base is redetermined in accordance with this SECTION 3.5(a). The Agent and the Company shall each cooperate in good faith with the other in the calculation of the Borrowing Base in circumstances where the Agent disapproves a Borrowing Base Certificate prepared by the

                  Company.

                        (3) Each determination of the Borrowing Base in
                  accordance with this SECTION 3.5(a) shall be binding and conclusive upon the parties hereto, and provided that the Agent is not bound to rely on information and figures provided by the Company if the Agent determines in good faith that it would be inappropriate to do so.

                  (16) AMOUNT OF BORROWING BASE. As used herein, the term "Borrowing Base" shall have the meaning set forth in this SECTION 3.5(b):

                        (1) Except as set forth in SECTIONS 3.5(b) (ii), (iii),
                  (iv), (v), (vi) AND (vii) below, the "Borrowing Base" shall equal the sum of the following amounts specified in subsections (A) through (E) below (without duplication) with respect to the following types of Unencumbered Real Estate Inventory owned 100% (in fee) as part of their respective real estate development business by the Company or any Restricted
                  Subsidiary:

                              (A) Unimproved Land. 50% of the GAAP Value of the Unimproved Land.

                              (B) LAND/LOTS UNDER DEVELOPMENT AND FINISHED LOTS. 65% of the GAAP Value of the Land/Lots Under Development and Finished Lots.

                              (C) UNSOLD HOMES UNDER CONSTRUCTION. 80% of the GAAP Value of the Unsold Homes Under Construction.

                              (D) COMPLETED UNSOLD HOMES. 80% of the GAAP Value of the Completed Unsold Homes.

                              (E) CONTRACTED HOMES. 90% of the GAAP Value of the Contracted Homes.

                        (2) Anything in this Agreement to the contrary
                  notwithstanding, in no event may more than 25% of the GAAP Value of Real Estate Inventory constituting part of the Borrowing Base be attributable to Unimproved Land; and any Unimproved Land in excess of such 25% shall have a 0% advance rate (i.e., shall add no value to the Borrowing Base).

                        (3) Anything in this Agreement to the contrary
                  notwithstanding in no event may more than 60% of the GAAP Value of Real Estate Inventory constituting part of the Borrowing Base be attributed to Land/Lots Under Development, Finished Lots and Unimproved Land and any such Land/Lots Under Development, Finished Lots, and Unimproved Land in excess of such 60% shall have a 0% advance rate (i.e., shall add no value to the borrowing Base); PROVIDED, HOWEVER, the 60% shall be reduced to 55% on the first Anniversary Date of the Closing Date, and PROVIDED FURTHER that the 55% shall be reduced to 50% on the second Anniversary Date of the Closing Date.

                        (4) Only Real Estate Inventory of the types specified in
                  Subsections 3.5(b)(i)(A) through (E) above which is Unencumbered Real Estate Inventory that is owned 100% in fee by the Company or a Restricted Subsidiary may be added to the Borrowing Base. Any Real Estate Inventory that does not satisfy such requirements shall have no value for purposes of the Borrowing Base (i.e., a 0% advance rate). Furthermore, Real Estate Inventory which is Unentitled Land or Completed Unsold Homes Over 180 Days shall have no value for purposes of the Borrowing Base (i.e., a 0% advance rate). Once Units or any other Real Estate Inventory are sold and conveyed to a buyer, or otherwise cease to be owned by the Company or a Restricted Subsidiary, the applicable advance rate shall decrease to 0%, and the Company shall not be entitled to have any value for such assets attributed to the Borrowing Base.

                        (5) Unimproved Land located in California may only be
                  added to the Borrowing Base if the Unimproved Land is subject to an approved tentative map, unless the applicable jurisdiction does not grant an approved tentative map, but in any event in order for the Unimproved Land to be added to the Borrowing Base the Company and its Restricted Subsidiaries would in all cases have the right to immediately begin rough grading of lots and other design and improvement work.

                        (6) Assets which relate to Country Club Village shall have no value for purposes of the Borrowing Base (i.e., a 0% advance rate).

                        (7) The Agent reserves the right to determine, in its
                  reasonable discretion, the category in which a type of Unencumbered Real Estate Inventory should be placed.

            3.4   LIMITATIONS ON AGGREGATE OUTSTANDING LOANS.

                  (1) The sum of the aggregate principal amount at any time outstanding under the Loans PLUS the L/C Obligations shall not at any time exceed the Total Aggregate Commitment, and

                  (2) The sum of the aggregate principal amount at any time outstanding under the Loans PLUS the L/C Obligations (excluding Performance Letters of Credit) shall not at any one time exceed the Borrowing Base LESS Total Borrowing Base Indebtedness (exclusive of the outstanding amount of the Loans and L/C Obligations).

            0.3   PAYMENTS BY THE BANKS TO THE AGENT.

                  (3) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Banking Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the date of Borrowing and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Banking Day following such date of Borrowing make such amount available to the Agent, together with interest at the Reference Rate or the interest rate applicable for such Borrowing, whichever is higher, for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment when made to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Banking Day following the date of Borrowing, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with accrued interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (4) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on such date of Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any date of Borrowing.

            3.5 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to SECTION 11.7) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

            0.4   LETTER OF CREDIT SUBLIMIT.

                  3.5.1 AVAILABILITY PERIODS AND MAXIMUM L/C OBLIGATIONS. Subject to the terms and upon the conditions of this Agreement, the Agent shall, and any Bank may, issue letters of credit for the account of the Company from time to time up to but not including June 28, 2004 (as extended by the Banks in writing from time to time in their sole discretion, the "L/C Commitment Termination Date"). The maximum aggregate principal amount which remains undrawn under all outstanding Letters of Credit (the "L/C Obligations") under this Agreement shall not exceed at any one time outstanding the aggregate principal sum of Fifty Million Dollars ($50,000,000) (the "L/C Commitment").

                  3.5.2 LETTERS OF CREDIT.

                        (1) AMOUNTS AND TERMS OF LETTERS OF CREDIT. During the
            period from the date of this Agreement to but excluding the L/C Commitment Termination Date, and subject to the terms and conditions of this Agreement, upon Company's request pursuant to SECTION 3.9.3, the Issuing Bank shall issue one or more Financial Letters of Credit or Performance Letters of Credit (each, a "Letter of Credit," and collectively, the "Letters of Credit") for the account of Company; PROVIDED that the Issuing Bank shall not be obligated to issue any Letter of Credit if, after giving effect thereto, (i) the L/C Obligations would exceed the L/C Commitment, or (ii) the total aggregate outstanding Loans PLUS the L/C Obligations would exceed the Total Aggregate Commitment, or (iii) the Total Borrowing Base Indebtedness would exceed the Borrowing Base, or (iv) the Issuing Bank would exceed its Commitment. All Letters of Credit shall be on forms reasonably satisfactory to the Issuing Bank. No Letter of Credit shall have an expiration date (unless the Issuing Bank and Majority Banks otherwise consent in writing) later than twelve (12) months after the Maturity Date.

                        (2) LETTER OF CREDIT DRAWS ARE LOANS UNDER THIS
            AGREEMENT. Company and each Bank agree that any draws under any Letters of Credit shall constitute Loans under this Agreement for all purposes. Without limiting the foregoing, (i) all draws under any Letter of Credit shall bear interest and be repaid as Loans outstanding under this Agreement, and (ii) if, at the time any draw is made under any Letter of Credit, an Event of Default has occurred or the Maturity Date has passed or the Loans have been accelerated or are otherwise due and payable, such draw under such Letter of Credit shall be immediately due and payable in full. Promptly upon being notified by the Agent (after Agent has received notice from the Issuing Bank) that a draw has occurred under any Letter of Credit, each Bank shall reimburse the Agent, for the benefit of the Issuing Bank, for that Bank's Pro Rata Share of such draw.

                        (3) EXISTING LETTERS OF CREDIT. The Letters of Credit
            listed on SCHEDULE 3.9.2 and outstanding as of the Closing Date shall be considered for all purposes as Letters of Credit issued pursuant to the Agreement and subject to all of the terms, conditions, charges and other obligations arising as a result thereof.

                  3.5.3 REQUEST FOR LETTER OF CREDIT. The Company, on or after the date of this Agreement, shall give the Issuing Bank notice of its request for the issuance of a Letter of Credit by delivering to the Issuing Bank (with a copy to the Agent) a duly executed and completed L/C Application on Issuing Bank's then current form (herein, an "L/C Application"). Such request shall specify: (i) the date on which the issuance of the Letter of Credit is requested to be made (which day shall be a Banking Day), and (ii) the amount of the Letter of Credit. Subject to the conditions herein, the Issuing Bank will issue the Letter of Credit as soon as reasonably practicable after receiving the above described notice.

                  3.5.4 LETTER OF CREDIT FEES. For each Performance Letter of Credit issued by the Issuing Bank (and upon any renewal thereof), the Company shall pay to the Agent, for the account of each Bank in accordance with its Pro Rata Share, from the Company's own funds a fee equal to one and three-quarters of one percent (1 3/4%) per annum TIMES the dollar amount of the Performance Letter of Credit, which shall be payable quarterly in advance as of the first day of each calendar quarter; and for each Financial Letter of Credit issued by the Issuing Bank (and upon any renewal thereof), the Company shall pay to the Agent, for the account of each Bank in accordance with its Pro Rata Share, from the Company's own funds a fee equal to the applicable LIBOR Rate Spread (based on a 360-day year) TIMES the undrawn dollar amount of the Financial Letter of Credit which shall be payable quarterly in advance as of the first day of each calendar quarter (collectively, the "Letter of Credit Fee"); PROVIDED that the portion of the Letter of Credit Fee payable for the period of time between the date of issuance of a Letter of Credit and the first day of the first calendar quarter following the date of issuance shall be payable on the date of issuance. If a Letter of Credit is canceled or otherwise terminates prior to the end of any calendar quarter, the Company shall not be entitled to any rebate of any portion of the Letter of Credit Fee paid for such quarter.

                  3.5.5 CONDITIONS PRECEDENT TO ISSUANCE OF LETTERS OF CREDIT. The obligation of the Issuing Bank to issue any Letter of Credit requested by the Company is subject to satisfaction of the following conditions precedent:

                        (1) CONDITIONS TO LOANS SHALL BE SATISFIED. Each
            of the conditions specified in SECTIONS 6.1 AND 6.2 to Borrowings shall also be applicable as conditions precedent to the issuance of any Letter of Credit.

                        (2) L/C APPLICATION. The Issuing Bank shall have
            received from the Company, in form and substance satisfactory to the Issuing Bank, (i) a duly executed and completed L/C Application which L/C Application shall set forth, among other things, the beneficiary, the amount, and the term of the proposed Letter of Credit, and (ii) a duly executed and completed Request for Letter of Credit (in the form attached hereto as EXHIBIT "C").

                        (3) ISSUING BANK APPROVAL. The Issuing Bank shall have
            determined that the terms contained in the documents pertaining to such Letter of Credit are satisfactory to the Issuing Bank in the exercise of its reasonable discretion.

                        (4) PAYMENT OF FEES. The Company shall pay the
            applicable Letter of Credit Fee. The applicable Letter of Credit Fee shall be payable prior to the issuance (or renewal) of any Letter of Credit and shall be paid by the Company to the Agent. In addition, the Company shall pay all reasonable and customary fees and costs (other than Letter of Credit fees) described in the documents pertaining to such Letter of Credit.

                        (5) TELEPHONE CONFIRMATION. Prior to the issuance of any
            Letter of Credit, the Issuing Bank shall confirm by telephone with the Agent that, following the issuance of such Letter of Credit, none of the limitations set forth in SECTION 3.9 would be violated.

            3.6   POSSIBLE INCREASE IN TOTAL AGGREGATE COMMITMENT.

                  (1) The Banks on the Closing Date shall be the Banks set forth on Schedule 1.1(a) on the Closing Date.

                  (2) At any time prior to June 1, 2002, Agent may in its discretion (which discretion shall not be arbitrarily or unreasonably exercised contrary to the requests of the Company so long as the conditions set forth below are satisfied), without the consent of the Banks (except as specified in this SECTION 3.10), from time to time at the request of the Company, increase the Total Aggregate Commitment by (i) admitting additional Banks hereunder (each a "Subsequent Bank"), or (ii) increasing the Commitment of any Bank (each an "Increasing Bank"), subject to the following conditions:

                        (1) each Subsequent Bank is an Eligible Assignee;

                        (2) the Company executes (A) a new Note payable to the
                  order of a Subsequent Bank, or (B) a replacement Note payable to the order of an Increasing Bank;

                        (3) each Subsequent Bank executes and delivers to
                  Agent a signature page to this Agreement;

                        (4) after giving effect to the admission of any
                  Subsequent Bank or the increase in the Commitment of any Increasing Bank, the Total Aggregate Commitment does not exceed $400,000,000;

                        (5) each increase in the Total Aggregate Commitment
                  shall be in the amount of $10,000,000 or a greater integral multiple of $1,000,000;

                        (6) no admission of any Subsequent Bank shall increase
                  the Commitment of any existing Bank without the written consent of such Bank;

                        (7) no Event of Default exists; and

                        (8) no Bank shall be an Increasing Bank without the
                  written consent of such Bank.

      After Commitment of any Increasing Bank, Agent shall promptly provide to each Bank and to the Company a new Schedule 1.1(a) to this Agreement (and each Bank acknowledges that its percentage obligation under such Schedule will change in accordance with its Pro Rata Share of the increased Total Aggregate Commitment).

ARTICLE 1:    PAYMENTS AND FEES.

            3.7   PRINCIPAL AND INTEREST.

                  (1) Interest shall be payable on the outstanding daily unpaid principal amount of each Borrowing from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein both before and after default and before and after maturity and judgment, with interest on overdue interest to bear interest at the rate specified in SECTION 4.4. Upon any partial prepayment or payment in full or redesignation of outstanding Reference Rate
      Borrowings, interest accrued through the date of such prepayment or redesignation shall be payable on the next following Interest Payment
      Date and shall be deducted from the Account on such date. Upon any partial prepayment or payment in full or redesignation of any LIBOR Borrowings, interest accrued through the date of such prepayment, payment, or redesignation shall be payable on the next following
      Interest Payment Date, and shall be deducted from the Account on such date. Insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest Payment Date.

                  (2) Interest on each Reference Rate Borrowing shall be computed on the basis of a year of 360 days and the actual number of days elapsed, at the Reference Rate TIMES the total principal balance outstanding under each Note. Interest accrued on each Reference Rate Borrowing shall be payable on each Interest Payment Date, commencing with the first such date to occur after the Closing Date, and shall be deducted from the Account on each such Interest Payment Date. Insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest Payment Date. The Agent shall use its best efforts to notify the Company of the amount of interest so payable prior to each Interest Payment Date, but failure of the Agent to do so shall not excuse payment of such interest when payable. EXCEPT as otherwise provided in SECTION 4.4 and in the next sentence, the unpaid principal amount of any Reference Rate Borrowing shall bear interest at a fluctuating rate per annum equal to the Reference Rate, plus the applicable Reference Rate Spread. During a Leverage Ratio Cure Period, the unpaid principal amount of any Reference Rate Borrowing shall bear interest at a fluctuating rate per annum equal to the Reference Rate plus 0.75%. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Reference Rate. Each change in the Reference Rate shall be effective as of 12:01 a.m. on the Banking Day on which the change in the Reference Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

                  (3) Interest on each LIBOR Borrowing shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Interest accrued on each LIBOR Borrowing shall be payable on each Interest Payment Date and shall be deducted from the Account on such date. Insufficient funds in the Account shall not excuse the Company's obligation to pay accrued interest on the Interest Payment Date. The Agent shall use its best efforts to notify the Company of the amount of interest so payable prior to each such date, but failure of the Agent to do so shall not excuse payment of such interest when payable. Except as otherwise provided in the next sentence, the unpaid principal amount of any LIBOR Borrowing shall bear interest at a rate per annum equal to the LIBOR Rate for that LIBOR Borrowing PLUS the applicable LIBOR Rate Spread. During a Leverage Ratio Cure Period, the unpaid principal amount of any LIBOR Borrowing shall bear interest at a rate per annum equal to the LIBOR Rate for that LIBOR Borrowing plus 2.75%.

                  (4) If not sooner paid, the principal indebtedness evidenced by each Note shall be payable as follows:

                        (1) subject to the applicable provisions of this
                  Agreement providing for automatic redesignation of Borrowings upon compliance with SECTION 3.4, the principal amount of each LIBOR Borrowing shall be payable on the last day of the LIBOR Period for such Borrowing;

                        (2) the amount, if any, by which the principal
                  indebtedness evidenced by each Note at any time exceeds the applicable Bank's Commitment shall be payable immediately;

                        (3) the amount of each payment required pursuant to
                  SECTION 4.16 shall be payable immediately;

                        (4) all outstanding Loans (other than as specified
                  in subparagraph (v) below) shall be payable on the Maturity Date; and

                        (5) the principal of any Note held by a Bank which
                  refuses to extend the Maturity Date pursuant to SECTION 4.18, if not sooner paid, shall be payable on such Bank's Non-Renewing Bank Loan Maturity Date.

                  (5) Each Loan may, at any time and from time to time, be paid or prepaid in whole or in part, PROVIDED that (i) any partial prepayment shall be an integral multiple of $100,000, and (ii) any partial prepayment for any LIBOR Borrowing shall be in an amount not less than $1,000,000, and, (iii) any payment or prepayment of all or any part of any LIBOR Borrowing on a day other than the last day of the applicable LIBOR Period shall be made on a LIBOR Banking Day, as applicable, and shall be preceded by at least five (5) LIBOR Banking Days, as applicable, written notice to the Agent of the date and amount of such payment or payments, and (iv) any prepayment of a LIBOR Borrowing prior to the last day of the applicable LIBOR Period shall be accompanied by a prepayment fee calculated in accordance with subsection (f) below, and (v) any prepayment of Reference Rate Borrowing in whole or in part in an amount greater than $15,000,000 shall be preceded by one (1) Banking Day prior notice to the Agent, and
      (vi) any prepayment of Swing Line Advances or Reference Rate Borrowings in an amount less than $15,000,000 may be made without prior notice to the Agent. Any such notices or prepayment shall specify the date and amount of such prepayment and whether such prepayment is a Reference Rate Borrowing or a LIBOR Borrowing or any combination thereof. In addition, if at any time the amount of any LIBOR Borrowing is reduced (by payment, prepayment or conversion of a part thereof) to an amount less than $2,000,000, such LIBOR Borrowing shall automatically convert into a Reference Rate Borrowing, and on and after such date the right of the Company to continue such Borrowing as a LIBOR Borrowing shall terminate.

                  (6) Upon payment or prepayment of any LIBOR Borrowing, or redesignation of a LIBOR Borrowing to a Reference Rate Borrowing, on a day other than the last day in the applicable LIBOR Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), the Company shall pay to the Agent a prepayment fee calculated as follows (and determined as though 100% of the LIBOR Borrowing had been funded in the Designated Market):

                        (1) $200 (to be retained solely by Agent); PLUS

                        (2) the Interest Differential with respect to such LIBOR
                  Borrowing (which, when received by the Agent, shall be distributed by the Agent to the Banks according to their respective Pro Rata Shares); PLUS

                        (3) all out-of-pocket expenses incurred by the Banks and
                  reasonably attributable to such payment or prepayment (which, when received by the Agent, shall be distributed by the Agent to the Banks in amounts corresponding to their out-of- pocket expenses);

PROVIDED that no prepayment fee shall be payable (and no credit or rebate shall be required) under the foregoing provisions of this Section 4.1(f) if the sum of the foregoing clauses (i), (ii) and (iii) is not positive. The Agent's determination of the amount of any prepayment fee payable under this SECTION 4.1(f) shall be conclusive in the absence of manifest error.

            Nothing contained in this SECTION 4.1 shall relieve the Company from its obligation to make interest payments to the Banks on each Interest Payment Date (in accordance with the terms and conditions contained herein) in the event the funds held in the Account are insufficient to make such interest payments on any such Interest Payment Date.

            3.8 UNUSED FEE. For the period commencing on the date of this Agreement and ending on the Maturity Date, the Company shall pay to the Agent for the account of each Bank in accordance with its Pro Rata Share an unused fee, computed on the basis of a year of 360 days and the actual number of days elapsed, at the rate of .20% per annum TIMES the average daily Undrawn Commitment. The unused fee accrued as of the last day of March, June, September and December of each year shall be payable in arrears on the day on which the Agent notifies the Company of the amount due, EXCEPT that upon payment of each
Note in full, the unused fee accrued to the date of payment shall be payable on the date of payment. Notwithstanding the foregoing, the unused line fee shall be calculated at the rate of .40% in the event the average daily Undrawn Commitment for the immediately preceding two calendar quarters, calculated on a quarterly basis, is greater than 75% of the Total Aggregate Commitment and the unused fee shall continue to be computed at the rate of .40% until the average daily Undrawn Commitment is equal to or less than 75% of the Total Aggregate Commitment for the immediately preceding calendar quarter.

            3.9 FACILITY FEE. For the period commencing on the date of this Agreement and ending on the Maturity Date, the Company shall pay to the Agent for the account of each Bank a facility fee, computed on the basis of a year of 360 days and the actual number of days, payable at a rate equal to the Applicable Facility Fee Rate, TIMES the amount of the Commitment of each such Bank. The facility fee owing to each Bank under this SECTION 4.3 shall be payable quarterly in advance on the first day of each January, April, July, and October of each year (and shall be calculated based on the Leverage Ratio applicable as of each such date).

            3.10 LATE PAYMENTS. Should any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Banks not be paid within 5 days of when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Reference Rate PLUS 2.00% per annum, to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (INCLUDING, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Law.

            3.11 TAXES. All payments payable to the Banks hereunder or with respect to the Loan Documents shall be made to the Banks without deductions for any Taxes or Other Taxes except to the extent the Company is required by any Law or Governmental Authority to withhold and except in accordance with SECTION
10.10 to the extent, if any, that such amounts are required to be withheld by the Agent under the laws of the United States of America or any other applicable taxing authority.

            3.12  ILLEGALITY.

                  (1) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration of any Requirement of Law, in any case after the Closing Date has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make LIBOR Borrowings, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make LIBOR Borrowings shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (2) If a Bank determines that it is unlawful to maintain any LIBOR Borrowing, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such LIBOR Borrowings of that Bank then outstanding, together with interest accrued thereon and amounts required under SECTION 4.1(f), either on the last day of the LIBOR Period thereof, if the Bank may lawfully continue to maintain such LIBOR Borrowings to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Borrowing. If the Company is required to so prepay any LIBOR Borrowing, then concurrently with such prepayment, the Company may, at its option, borrow from the affected Bank, in the amount of such repayment, a Reference Rate Borrowing.

                  (3) If the obligation of any Bank to make or maintain LIBOR Borrowings has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as LIBOR Borrowings shall be instead Reference Rate Borrowings.

                  (4) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Reference Rate Borrowings if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

            3.13  INCREASED COSTS AND REDUCTION OF RETURN.

                  (1) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline imposed or request made by any central bank or other Governmental Authority after the date hereof (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Borrowings, then, so long as such Bank is imposing such costs generally on borrowers similarly situated with the Company, the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (2) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation described in clauses (i) through (iii) above, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, so long as such Bank is imposing such costs generally on borrowers similarly situated with the Company, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

            3.14 FUNDING LOSSES. The Company hereby indemnifies each Bank against, and agrees to hold each Bank harmless from and reimburse each Bank on demand for, all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages (INCLUDING, without limitation, any interest paid by any Bank for deposits in dollars in the London eurodollar market, or other eurodollar market, and any loss sustained by any Bank in connection with the reemployment of funds) incurred or sustained by each Bank, as reasonably determined by each Bank, as a result of any failure of the Company to borrow on the date or in the amount specified in any Request for Borrowing or Request for Redesignation of Borrowings. The determination of such amount by each Bank shall be conclusive in the absence of manifest error.

            3.15 INABILITY TO DETERMINE RATES. If any Bank determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested LIBOR Period with respect to a proposed LIBOR Borrowing, or that the LIBOR Rate applicable pursuant to SECTION 4.1(c) for any requested LIBOR Period with respect to a proposed LIBOR Borrowing does not adequately and fairly reflect the cost to such Bank of funding such Borrowing, the Agent will, following notification by such Bank, promptly so notify the Company and each other Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Borrowings, as the case may be, hereunder shall be suspended until the Agent upon the instruction of such Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Request for Borrowing or Request for Redesignation of Borrowing then submitted by it. If the Company does not revoke such Request, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Reference Rate Borrowings instead of LIBOR Borrowings. As of the date of this Agreement, no Bank has made the determination or is aware of the conditions referenced in the first sentence of this SECTION 4.9.

            3.16 RESERVES ON LIBOR BORROWINGS. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each LIBOR Borrowing equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

            3.17 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article 4 shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder, and the calculation thereof, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

            3.18 SUBSTITUTION OF BANKS. Upon the receipt by the Company from any Bank (an "AFFECTED BANK") of a claim for compensation under SECTION 4.7 or
SECTION 4.15, or notice of a Bank's inability to fund LIBOR Borrowings under
SECTION 4.6 or determine LIBOR rates under SECTION 4.9, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "REPLACEMENT BANK"); or (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment (which such other Banks may decline to do in their sole discretion); or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or
(iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

            3.19 SURVIVAL. The agreements and obligations of the Company in this
Article 4 shall survive for one year following the payment in full of all Obligations.

            3.20 MANNER AND TREATMENT OF PAYMENTS. The amount of each payment hereunder (including but not limited to the Unused Fee and the Facility Fee) or on each Note shall be made to the Agent for the account of each applicable Bank in immediately available funds on the day of payment (which must be a Banking
Day). Any payment received after 9:00 a.m. (Honolulu, Hawaii time), on any Banking Day, and any payment on, or, of Swing Line Advances which is received by the Agent later than 1:00 p.m., Honolulu, Hawaii time shall be deemed to have been received on the immediately succeeding Banking Day and any applicable interest or fee shall continue to accrue. The amount of all payments received by the Agent for the account of each Bank shall be promptly paid by the Agent to the applicable Bank(s) in immediately available funds (and any such payment not remitted on the same Banking Day that it is deemed received by the Agent shall thereafter be payable by the Agent to the applicable Bank(s) together with interest at the overnight Federal Funds Rate, as such rate is reasonably determined by the Agent). Whenever any payment to be made hereunder or on each
Note is due on a day that is not a Banking Day, payment shall be made on the next succeeding Banking Day; provided that the extension shall be included in the computation of interest owing on the next following Interest Payment Date. Any payment of the principal of any LIBOR Borrowing shall be made on a LIBOR Banking Day as applicable.

            3.21 ADDITIONAL COSTS. If the occurrence of any Special Circumstance or other regulatory development, or the imposition of any Tax or Other Tax, or change in applicable Law (other than a change in applicable income tax rates of any Bank or the manner of computing taxes on income of any Bank), shall result in an increase in the cost to any Bank of making, funding, maintaining or continuing the funding of any Borrowing, then Company shall pay to such Bank on demand such additional amounts as such Bank determines to be necessary to compensate the Bank for such increased cost.

            3.22 MANDATORY PREPAYMENT. In the event that the aggregate principal amount of the outstanding Loans PLUS the L/C Obligations at any time exceeds the limitations specified in SECTION 3.6 (whether because of the outstanding amount of the Loans or L/C Obligations, or because of the other outstanding Total Borrowing Base Indebtedness), the Company shall immediately make a prepayment of the Loans in such amount as is necessary to cause the amount of outstanding Loans PLUS L/C Obligations to comply with the limitations of SECTION 3.6. In the event that the L/C Obligations at any time exceed the Borrowing Base, the Company shall immediately upon demand by the Agent deposit with the Agent, for the benefit of the Banks, an amount in cash equal to the amount by which the outstanding L/C Obligations exceed the Borrowing Base. Such cash shall be deposited in an interest bearing account with the Agent as to which the Company shall have no right of withdrawal except as provided below. At such time as the Borrowing Base once again equals or exceeds the outstanding L/C Obligations, and provided no other Event of Default is outstanding and the Company is otherwise in compliance with this Agreement, the amount so deposited by the Company in such restricted account with the Agent, together with any interest accrued thereon, shall be remitted to the Company.

            3.23 ADMINISTRATIVE FEE PAYABLE TO AGENT. The Banks acknowledge that pursuant to a fee letter agreement dated as of June 22, 2001, between the Agent and the Company (the "Fee Letter Agreement"), the Company has agreed to pay FHB, an "administrative fee," as consideration for FHB's performance of its duties as Agent under this Agreement and for other valuable services, as more fully set forth in the Fee Letter Agreement. The Company covenants and agrees to pay such administrative fee to FHB at the times and in the manner set forth in the Fee Letter Agreement. The administrative fee payable to FHB under the Fee Letter Agreement shall belong solely to FHB, and FHB shall not be required to share any such administrative fee, specified in the Fee Letter Agreement with any of the other Banks.

            3.24  MATURITY DATE EXTENSION OPTION.

                  (1) The Maturity Date may be extended to the first anniversary of the then applicable Maturity Date, at the sole discretion of each of the Banks, upon receipt from the Company of an Extension Request delivered to the Agent not earlier than ninety (90) days and not later than thirty
      (30) days prior to the date which is two (2) years prior to the then existing Maturity Date. No such extension shall be effective as to a particular Bank without the approval of such extension by such Bank and the payment to such Bank of an extension fee as required by such Bank. Approval or disapproval of each such extension shall be in the sole and absolute discretion of each Bank. Each Bank shall notify the Agent and the Company, in writing and within 30 days of receipt of an Extension Request, whether it will extend the Maturity Date. If Banks holding at least 80% of the Total Aggregate Commitment approve such extension within such 30-day period, the Maturity Date shall be extended to the first anniversary of the then effective Maturity Date.

                  (2) If any Bank elects not to extend the Maturity Date, or does not give notice of its election to extend the Maturity Date on or before the date which is thirty (30) days following the receipt of an Extension Request, the Company may, at its option to be exercised in its sole discretion, by delivery of written notice to all of the Banks at any time prior to the previously applicable Maturity Date, either:

                        (1) Repay all Loans from the non-renewing Bank(s),
                  reduce the Total Aggregate Commitment by an amount equal to the Pro Rata Share of the Commitment of the non-renewing Bank(s) effective on the date of repayment of the non-renewing Bank(s) (which date must be on or before the Non-Renewing Bank Loan Maturity Date), amend the Commitments of the renewing Banks to reflect a ratable allocation of the Total Aggregate Commitment as thus reduced, effective as of the date of repayment of the non-renewing Bank(s), and extend the Maturity Date by one year as to the renewing Banks; or

                        (2) Reduce the Total Aggregate Commitment by an amount
                  equal to the Pro Rata Share of the Loans of the non-renewing Bank(s) effective on a date specified by the Company (which date must be on or before the Non-Renewing Bank Loan Maturity
                  Date), amend the Commitments of the renewing Banks to reflect a ratable allocation of the Total Aggregate Commitment as thus reduced, effective as of the date specified by the Company as provided above, extend the Maturity Date by one year as to the renewing Banks and retain the Non-Renewing Bank Loan Maturity Date as the date of maturity of principal of the Pro Rata Share of Loan proceeds disbursed by the non-renewing Bank(s); or

                        (3) Identify an Eligible Assignee to purchase, without
                  recourse, at par, all or the remaining portion of the non-renewing Bank's Commitment on or before the Non-Renewing Bank Loan Maturity Date for such Bank. Such Eligible Assignee must agree to a Maturity Date which is coterminous with the Maturity Date for all of the renewing Banks and must be approved by the Agent, which approval shall not be unreasonably withheld or delayed.

            3.25 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than three (3) Banking Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans PLUS all outstanding L/C Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

            3.26 DEFAULT RATE. If any Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

ARTICLE 4:  SECURITY.

            4.1   UNSECURED CREDIT.  The Obligations shall be unsecured.

ARTICLE 5:  CONDITIONS.

            5.1 CONDITIONS TO DISBURSEMENT OF FIRST BORROWINGS. The obligation of the Banks to make the first disbursement of Loans is subject to the conditions precedent specified in SECTION 11.21.

            5.2 CONDITIONS FOR SUBSEQUENT BORROWINGS OR FOR A REDESIGNATION OF BORROWINGS. The obligation of the Banks to make any Borrowing (including the first and any subsequent Borrowing) or redesignation of Borrowing is subject to the following conditions precedent:

                  (1) the representations and warranties contained in ARTICLE 7, as of the latest reporting required under this Agreement, shall be correct in all Material respects on and as of the date of the Borrowing, or redesignation thereof, as though made on and as of that date, and no Event of Default or event that would become an Event of Default upon the giving of notice and/or the passage of time shall have occurred and be continuing; and

                  (2) the Company shall, at its sole expense, deliver or cause to be delivered to the Agent, in form and substance satisfactory to the Agent, a Request for Borrowing or a Request for Redesignation of Borrowing, as applicable.

ARTICLE 6:    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            The Company represents and warrants to each Bank that:

            6.1 INCORPORATION, QUALIFICATION, POWERS AND CAPITAL STOCK. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, is duly qualified to do business as, and is in good standing as, a foreign corporation in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary other than jurisdictions in which the failure to be so qualified or in good standing would not have a Material adverse effect on the Company and its Subsidiaries taken as a whole, and has all requisite power and authority to conduct its business and to own and lease its properties. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other Laws.

            6.2   EXECUTION, DELIVERY AND PERFORMANCE OF LOAN DOCUMENTS.

                  (1) The Company has all requisite power and authority to execute and deliver, and to perform all of its obligations under, the Loan Documents.

                  (2) Each Guarantor has all requisite power and authority to execute and deliver, and to perform all of its obligations under the Guaranty.

                  (3) The execution and delivery by the Company of, and the performance by the Company of each of its obligations under, each Loan Document to which it is a party, and the execution and delivery by each Guarantor of, and the performance by each Guarantor of each of its obligations under the Guaranty, have been duly authorized by all necessary action and do not and will not:

                        (1) require any consent or approval not heretofore obtained of any stockholder, security holder or creditor of the Company, any Subsidiary or any Guarantor;

                        (2) violate any provision of the certificate of
                  incorporation or bylaws (or similar organizational or governing documents) of the Company or any Guarantor or any provision of the articles or certificate of incorporation, bylaws or partnership agreement (or similar organizational or governing documents) of any Subsidiary;

                        (3) result in or require the creation or imposition of
                  any lien, claim or encumbrance (except to the extent that any lien is created under this Agreement) upon or with respect to any property now owned or leased or hereafter acquired by the Company, any Subsidiary or any Guarantor;

                        (4) violate any provision of any Law, order, writ,
                  judgment, injunction, decree, determination or award presently in effect having applicability to the Company, any Subsidiary or any Guarantor; or

                        (5) result in a breach of or constitute a default under,
                  or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Material agreement, lease or instrument to which the Company, any Subsidiary or any Guarantor is a party or by which the Company, any Subsidiary or any Guarantor or any property of the Company, any Subsidiary or any Guarantor is bound or affected.

                  (4) The Company, each Controlled Subsidiary and each Guarantor is not in default under any Law, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument described in SECTIONS 7.2(c)(iv) OR 7.2(c)(v) above, in any respect that is Materially adverse to the interests of any Bank, or that could Materially impair the ability of the Company, its Controlled Subsidiaries and each Guarantor taken as a whole to perform its obligations under the Loan Documents, as applicable, or that has a Material adverse effect on the business or financial condition of the Company and the Subsidiaries taken a whole.

                  (5) No authorization, consent, approval, order, license, permit or exemption from, or filing, registration or qualification with, any Governmental Authority not heretofore obtained is or will be required under applicable Law to authorize or permit the execution, delivery and performance by the Company or any Guarantor of, all of its obligations under, the Loan Documents.

                  (6) Each of the Loan Documents to which the Company is a party, when executed and delivered, will constitute the legal, valid and binding obligations of the Company, and the Guaranty, when executed and delivered, will constitute the legal, valid and binding obligations of each Guarantor, each enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights generally or equitable principles relating to the granting of specific performance or other equitable remedies as a matter of judicial discretion.

            6.3 COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS. The Company is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all filings, registrations or qualifications with, any Governmental Authority that is necessary for the transaction of its business in each case, other than as would not have a Material adverse effect on the Company and its Subsidiaries taken as a whole.

            1.5   SUBSIDIARIES.

                  (1) EXHIBIT "E" hereto correctly sets forth the names and jurisdictions of incorporation or formation of all present Subsidiaries (including all Restricted Subsidiaries and Unrestricted Subsidiaries). EXHIBIT "E" correctly sets forth which Subsidiaries are Restricted Subsidiaries, and which are Unrestricted Subsidiaries. Except as described in EXHIBIT "E", the Company does not own any capital stock or ownership interest in any Person. All outstanding shares of capital stock or ownership interests, as the case may be, of each Subsidiary that are owned by the Company or any Subsidiary are (i) owned of record and beneficially by the Company and/or by one or more Subsidiaries, free and clear of all liens, claims, encumbrances and rights of others, and are (ii) duly authorized, validly issued, fully paid, nonassessable, and issued in compliance with all applicable state and federal securities and other Laws. The Company may update EXHIBIT "E" from time to time by sending written notice to the Agent.

                  (2) Each Controlled Subsidiary is a corporation, partnership or limited liability company duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, is duly qualified to do business as, and is in good standing as, a foreign corporation, partnership or limited liability company in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary other than jurisdictions in which the failure to be so qualified or in good standing would not have a Material adverse effect on the Company and its Subsidiaries taken as a whole, and has all requisite power and authority to conduct its business and to own and lease its properties.

                  (3) Each Controlled Subsidiary is in compliance in all Material respects with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, permits and exemptions from, and has accomplished all filings, registrations or qualifications with, any Governmental Authority that is necessary for the transaction of its business.

            6.4 FINANCIAL STATEMENTS OF THE COMPANY AND ITS CONSOLIDATED SUBSIDIARIES. The Company has furnished to the Banks a copy of the financial statements of (a) Schuler Homes, Inc. (prior to its merger into the Company, known as Schuler Residential, Inc.) and its consolidated subsidiaries, and (b) Western Pacific Housing and its consolidated subsidiaries, in each case, for the year ended March 31, 2001. Such financial statements and the notes thereto fairly present in all Material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates specified therein and the consolidated results of operations and cash flows for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis.

            6.5 NO MATERIAL ADVERSE CHANGE. There has been no Material adverse change in the condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, from the financial condition of the Company and the Subsidiaries, taken as a whole, since March 31, 2001, and the Company and the Subsidiaries, taken as a whole, do not have any Material liability or, to the best knowledge of the Company, Material contingent liability, not reflected or disclosed in the financial statements or notes thereto described in SECTION
7.5 (or, to the extent that financial statements have been delivered pursuant to SECTION 8.12, in the most recently delivered financial statements), or otherwise disclosed to the Agent in writing.

            6.6 TAX LIABILITY. The Company and each Subsidiary have filed all Material tax returns (federal, state and local) required to be filed by them and have paid all taxes shown thereon to be due and all property taxes due, including interest and penalties, if any. To the best knowledge of the Company, there does not exist any substantial likelihood that any Governmental Authority will successfully assert a tax deficiency against the Company or any Subsidiary that is Material to the Company and the Subsidiaries, taken as a whole, that has not been adequately reserved against in the financial statements described in
SECTION 7.5 (or, to the extent that financial statements have been delivered pursuant to

SECTION 8.12, in the most recently delivered financial statements). The Company and each Controlled Subsidiary has established and is maintaining adequate reserves for tax liabilities, if any, sufficient to comply with generally accepted accounting principles.

            6.7 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Controlled Subsidiary, or any property of the Company or any Controlled Subsidiary, before any Governmental Authority which, if determined adversely to the Company or the Subsidiary, could reasonably be expected to have a Material adverse effect on the interests of any Bank, or could Materially impair the ability of the Company to perform its obligations under the Loan Documents, or could have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole.

            1.6   ERISA COMPLIANCE.

                  (1) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (2) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in (i) a Material adverse change in, or a Material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company, or (ii) a Material impairment of the ability of the Company to perform its obligations under the Loan Documents or to avoid any Event of Default. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in (i) a Material adverse change in, or a Material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company, or (ii) a Material impairment of the ability of the Company to perform its obligations under the Loan Documents or to avoid any Event of Default.

                  (3) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
      Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
      (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

            6.8 REGULATIONS U AND X; INVESTMENT COMPANY ACT. Neither the Company nor any Controlled Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the meanings of Regulation U of the FRB. No part of the Loans will be used to purchase or carry any margin stock, or to extend credit to others for that purpose, or for any purpose that violates the provisions of Regulations U or X of the FRB. Neither the Company nor any Controlled Subsidiary is or is required to be registered under the Investment Company Act of 1940.

            6.9 NO DEFAULT. No event has occurred and is continuing that is an Event of Default or that could become an Event of Default upon the giving of notice and/or the passage of time.

            6.10 BORROWING BASE. The Total Borrowing Base Indebtedness does not exceed the Borrowing Base.

            6.11 BORROWING BASE CERTIFICATE. Borrowing Base Certificate submitted to Bank pursuant to SECTION 3.5(a) hereof, and the calculations pertaining thereto, shall be true and correct in all respects to the best of Company's knowledge and belief.


ARTICLE 7:  COVENANTS OF THE COMPANY.

            As long as any Note remains unpaid or any other Obligation (other than indemnification or other contingent obligations surviving the termination of this Agreement) remains outstanding or any Commitment remains in effect, unless the Majority Banks otherwise consent in writing:

            7.1 CONSOLIDATED TANGIBLE NET WORTH. The Company shall not permit, measured as of the end of each Quarter, Consolidated Tangible Net Worth to be less than the sum of (a) $300,000,000, PLUS (b) 50% of the cumulative consolidated net income (without deduction for losses sustained during any fiscal quarter) of the Company and its consolidated Subsidiaries for each fiscal quarter subsequent to the fiscal quarter ended March 31, 2001, PLUS (c) 90% of the net proceeds from (i) any equity offerings of the Company from and after March 31, 2001, and (ii) any conversion of the Subordinated Debt to equity from and after March 31, 2001.

            7.2 LEVERAGE COVENANTS. The Company shall not permit, measured as of the end of each Quarter, the ratio (the "Leverage Ratio") of Consolidated Liabilities to

Consolidated Tangible Net Worth to exceed 2.50 to 1, PROVIDED, HOWEVER, that the Company will not be in default under this SECTION 8.2 if the Leverage Ratio is more than 2.50 to 1.0 (but IN NO EVENT more than 2.75 to 1.0) for not more than one Quarter ("Leverage Ratio Cure Period"), so long as all the following conditions are satisfied:

                  (1) The Company shall have delivered to the Agent written notice of its failure to satisfy the 2.50 to 1.0 Leverage Ratio requirement (a "LEVERAGE COVERAGE NOTICE"), specifying the Leverage Ratio as of the end of the Quarter ("Leverage Failure Date"), within 45 days after the end of the Quarter or sooner if known to the Company.

                  (2) The Consolidated Net Income (less any non-cash inventory writedowns) was positive as of the Leverage Coverage Failure Date and for the immediately preceding Quarter.

                  (3) The Leverage Coverage Failure Date covered by any Leverage Coverage Notice shall have been immediately preceded by at least two Quarters in which the Company was in compliance with the 2.50 to 1.0 Leverage Coverage Ratio.

                  (4) No other Event of Default has occurred and is continuing.

                  (5) The Minimum Interest Coverage as of the Leverage Failure Date is no less than 2.5 to 1.0.

            7.3 MINIMUM INTEREST COVERAGE. The Company shall not permit, measured as of the end of each Quarter, the ratio ("Minimum Interest Coverage") of (a) EBITDA to (b) Consolidated Interest Incurred, for any period consisting of the preceding four (4) fiscal quarters, to be less than 2.25 to 1.0.

            7.4 MINIMUM LIQUIDITY. The Company shall not permit, measured as of the end of each Quarter, the Net Working Capital to be less than zero
(0).

            7.5 PAYMENT OF TAXES AND OTHER POTENTIAL LIENS. The Company shall pay and discharge promptly, and cause each Controlled Subsidiary to pay and discharge promptly, all taxes, assessments and governmental charges or levies imposed upon it, upon its property or any part thereof, upon its income or profits or any part thereof, or upon any right or interest of any Bank under or in respect of any Loan Document, EXCEPT that neither the Company nor any Controlled Subsidiary shall be required to pay or cause to be paid (a) any income or gross receipts tax generally applicable to banks and imposed on any Bank, or (b) any tax, assessment, charge or levy that is not yet past due, or being actively contested in good faith by appropriate proceedings, as long as the Company or Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Company or any Subsidiary is in danger of being lost or forfeited.

            7.6 PRESERVATION OF EXISTENCE. Unless the Company, in the exercise of its reasonable business judgment, determines otherwise, the Company shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate or partnership existence, as the case may be, and all licenses, rights, franchises and privileges in the jurisdiction of its incorporation or formation and all authorizations, consents, approvals, orders, licenses, permits or exemptions from, or registrations or qualifications with, any Governmental Authority that are necessary for the transaction of its business, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, to do business as a foreign corporation, partnership or limited liability company in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties; provided, however, the Company shall advise the Agent in writing in the event any Restricted Subsidiary is dissolved or merged and shall maintain at all times the corporate existence of the Company.

            7.7 MAINTENANCE OF PROPERTIES. The Company shall maintain, preserve and protect, and cause each Controlled Subsidiary to maintain, preserve and protect, all of its properties in good order and condition, subject to wear and tear in the ordinary course of business and, in the case of unimproved properties, damage caused by the natural elements, and not allow any Controlled Subsidiary to suffer or permit, any waste of its properties.

            7.8 MAINTENANCE OF INSURANCE. The Company shall maintain, and shall cause each of its Controlled Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company in the absence of 30 days' prior notice to the Agent. Upon request of the Agent or any Bank, the Company shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of the chief financial officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Controlled Subsidiaries in accordance with this Section (and which, in the case of a certificate of a broker, were placed through such broker).

            7.9 MERGERS. The Company shall not merge or consolidate, or permit any Controlled Subsidiary to merge or consolidate, with or into any Person, EXCEPT THAT any Restricted Subsidiary may merge into the Company (provided that the surviving entity is the Company) or into any other Restricted Subsidiary and any Unrestricted Subsidiary may merge into any other Unrestricted Subsidiary and any Restricted Subsidiary may merge with any Person (provided that the Restricted Subsidiary is the surviving entity) so long as such merger would constitute a Permitted Investment.

            7.10 BOOKS AND RECORDS. The Company shall maintain, and cause each Controlled Subsidiary to maintain, full and complete books of account and other records reflecting the results of its operations in conformity with generally accepted accounting principles applied on a consistent basis and all applicable requirements of any Governmental Authority having jurisdiction over the Company or any Controlled Subsidiary or any business or properties of the Company or any Controlled Subsidiary.

            7.11 INSPECTION RIGHTS. At any time during regular business hours and at any other reasonable time, and as often as requested, the Company shall permit, and cause each Controlled Subsidiary to permit, each Bank or any employee, agent or representative thereof to inspect and make copies and abstracts from the records and books of account of, and to visit and inspect the properties of, the Company and any Controlled Subsidiary, and to discuss any affairs, finances and accounts of the Company and any Controlled Subsidiary with any of their respective officers or directors.

            7.12 REPORTING REQUIREMENTS. The Company shall cause to be delivered to the Agent, in form and detail satisfactory to the Agent (for prompt distribution by the Agent to the Banks):

                  (1) as soon as practicable and in any event within 5 days after the occurrence of an Event of Default becomes known to the Company, a written statement setting forth the nature of the Event of Default and the action that the Company proposes to take with respect thereto;

                  (2) as soon as available and in any event within 45 days after the end of each of the first three calendar quarters of each calendar year, a Form 10-Q of the Company and its consolidated Subsidiaries as of the end of the quarter most recently ended, and unaudited consolidated balance sheets, statements of income, retained earnings and cash flows of the Company and unaudited consolidating balance sheets and statements of income of its consolidated Subsidiaries in the form previously delivered to and approved by Agent, for such period, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or the treasurer of the Company; (additionally, a schedule shall accompany the unaudited consolidating and consolidated balance sheets which shall reconcile the amounts used to calculate the covenants pursuant to SECTIONS 8.1, 8.2, 8.3 and 8.4 above to such unaudited consolidated and consolidating balance sheets);

                  (3) as soon as available and in any event within 90 days after the end of each calendar year, a Form 10-K and a consolidating and consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the year most recently ended and consolidated statements of income, retained earnings and cash flows of the Company and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, audited by and with the opinion of Ernst & Young any successor thereto or any other independent certified public accountants of recognized standing selected by the Company and acceptable to the Agent, which opinion shall be unqualified except as to such matters as are acceptable to the Majority Banks ("ACCEPTABLE AUDIT OPINION");

                  (4) at the time of the delivery of the financial statements described in (b) and (c) above, a certificate of the chief financial officer or the chief accounting officer of the Company stating that to the knowledge of such officer no event exists that is, or with the giving of notice and/or the passage of time would be, an Event of Default, or if such an event exists, stating the nature thereof and the action that the Company proposes to take with respect thereto;

                  (5) as soon as available and in any event within 90 days after the end of each calendar year, (i) a business plan, for the succeeding thirty-six months (which for 2001 will be in the form previously delivered to Agent); and (ii) cash flow projections and an operating budget for the next twelve months. The business plan should include for each of the Company's real estate development projects for each quarter (a) the number of projected closings of Units and Finished Lots, and (b) projected revenue (including the aggregate of all amounts projected to be generated from any source);

                  (6) promptly upon the Company learning thereof, notice in writing of any action, suit or proceeding before any Governmental Authority which, if determined adversely to the Company or any Controlled Subsidiary, might reasonably be expected to have a Material adverse effect on the business, assets, operation or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, or could impair the ability of the Company to perform its obligations under the Loan Documents;

                  (7) such other information about the business, assets, operation or condition, financial or otherwise, of the Company or any Controlled Subsidiary, as Agent may reasonably request from time to time;

                  (8) as soon as available and in any event within 45 days after the end of each calendar quarter, (a) a residential development summary substantially in the form previously submitted to Agent, (b) financial statements by division, (c) a breakdown of all land holdings by type, (d) details of all land purchases and projected purchases, and (e) sales reports by division;

                  (9) within forty-five (45) days after the end of each calendar quarter, a certificate of the Company's chief financial officer or chief accounting officer, together with such backup information as each Bank may reasonably require, demonstrating in detail acceptable to Agent that the Company was in compliance during the applicable period with the covenants set forth in SECTIONS 8.1, 8.2, 8.3, 8.4, 8.22 and 8.29; and

                  (10) within 15 days after the end of each month, a Borrowing Base Certificate, as specified in SECTION 3.5(a) and within 45 days after the end of each calendar quarter a compliance certificate substantially in the form of EXHIBIT "H"

("Compliance Certificate").

            7.13 LIENS GENERALLY. The Company shall not create, incur, assume or allow to exist, or permit any Restricted Subsidiary to create, incur, assume or allow to exist, any Lien of any nature upon or with respect to any property of the Company or any Restricted Subsidiary, including equity interests in Unrestricted Subsidiaries, whether now owned or hereafter acquired, except the following permissible liens:

                  (1) existing Liens identified on SCHEDULE 8.13 hereof securing indebtedness outstanding on the date hereof;

                  (2) Liens for taxes, assessments or governmental charges or levies to the extent that neither the Company nor any Subsidiary is required to pay the amount secured thereby under SECTION 8.5;

                  (3) Liens imposed by law, such as carrier's, warehouseman's, mechanic's, materialman's and other similar liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings, as long as the Company or Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Company or any Subsidiary is in danger of being lost or forfeited;

                  (4) purchase money liens upon or in any property acquired or held by the Company or any Restricted Subsidiary in the ordinary course of business, including, without limitation real property, to secure the purchase price of such property, so long as such liens do not exceed 80% of the value of the property encumbered thereby;

                  (5)   leases of Model Homes; and

                  (6)   Liens Securing Performance Obligations.

            7.14 LIENS ON BORROWING BASE ASSETS. The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or allow to exist any Lien of any nature upon or with respect to any Borrowing Base Asset, except the following permissible Liens:

                  (1) Liens for taxes, assessments or governmental charges or levies to the extent that neither the Company nor any Restricted Subsidiary is required to pay the amount secured thereby under SECTION 8.5;

                  (2) Liens imposed by law, such as carrier's, warehouseman's, mechanic's, materialman's and other similar Liens, arising in the ordinary course of business in respect of obligations that are not overdue or are being actively contested in good faith by appropriate proceedings, as long as the Company or Restricted Subsidiary, as the case may be, has established and maintains adequate reserves for the payment of the same and, by reason of nonpayment, no property of the Company or any Restricted Subsidiary is in danger of being lost or forfeited; and

                  (3)   Liens Securing Performance Obligations.

            7.15 PREPAYMENT OF INDEBTEDNESS. If an Event of Default has occurred and is continuing or an acceleration of the indebtedness evidenced by each Note has occurred, the Company shall not prepay the principal amount, in whole or in part, of any Indebtedness other than (a) Indebtedness owed to each Bank hereunder or under some other agreement between the Company and such Bank and
(b) Indebtedness which ranks pari passu with indebtedness evidenced by each Note which is or becomes due and owing whether by reason of acceleration or otherwise.

            1.7   COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS.

                  (1) The Company shall comply, and cause each Controlled Subsidiary to comply, in all Material respects with the requirements of all applicable Laws and orders of any Governmental Authority.

                  (2) The Company shall comply, and cause each Controlled Subsidiary (to the extent they are so engaged) to comply, in all Material respects with all applicable Laws and other requirements relating to the development, management, operation and sale of each of its projects and shall obtain, and cause each Subsidiary (to the extent they are so engaged) to obtain, all necessary authorizations, consents, approvals, licenses and permits of any Governmental Authority with respect thereto.

            7.16 CHANGE IN NATURE OF BUSINESS. The Company shall not make, or permit any Controlled Subsidiary to make, any change in the nature of its or their respective businesses as carried on at the date hereof, which has not been consented to by the Majority Banks in writing.

            7.17 COMPLIANCE WITH ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code. In addition, the Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

            7.18 DIVIDENDS AND SUBORDINATED DEBT. The Company shall not declare or


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

pay any dividend on, or purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property or obligations, or pay or repurchase all or any part of any Subordinated Debt, transfer any property in payment of or as security for the payment of all or any part of any Subordinated Debt, or establish any sinking fund, reserve or like set aside of funds or other property for the redemption, retirement or repayment of all or any part of any Subordinated Debt,
EXCEPT:

                  (1) unless (i) an Event of Default has occurred under Section 9.1(a) and is continuing or (ii) any other Event of Default has occurred and is continuing in respect of which the Agent has given a Payment Blockage Notice under, in accordance with, and as defined in the indenture governing the Senior Subordinated Notes, that is in effect in accordance with such indenture, the Company may make interest and scheduled principal payments in respect of any Subordinated Debt as and when required by the terms thereof, but in any event not more than 90 days in advance of the due date thereof; and

                  (2) so long as no Event of Default has occurred and is continuing, the Company may declare and pay dividends in any calendar quarter and purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of assets to its stockholders, whether in cash, property, or obligations ("Stock Payments") in any calendar quarter so long as (i) at the time each such dividend is declared or the Stock Payment is made the Consolidated Tangible Net Worth requirement of SECTION 8.1 remains satisfied and any such dividend or Stock Payment would not cause SECTION 8.1 to be violated, and (ii) all such dividends paid and Stock Payments made in such calendar quarter do not in the aggregate exceed 50% of the Consolidated Net Income (without deduction for net losses) of the Company for the preceding calendar quarter; provided, however the aggregate amount of Stock Payments during each fiscal year of the Company may not exceed $10,000,000.

            7.19 DISPOSITION OF PROPERTIES. The Company shall not, and shall not permit the Controlled Subsidiaries to, sell, assign, exchange, transfer, lease or otherwise dispose of any of their respective properties (whether real or personal), other than properties sold, assigned, exchanged, transferred, leased or otherwise disposed of for fair value and in the ordinary course of business (other than sales or transfers to homeowners associations, government agencies, or to other Persons in connection with the acquisition or entitlement of land, in each case, in which the Company or the Restricted Subsidiary receives little or no consideration); PROVIDED the Company shall not, and shall not permit any Restricted Subsidiary to, sell, assign, exchange, transfer, lease or otherwise dispose of any of its properties to a Unrestricted Subsidiary, and PROVIDED FURTHER, that the Company and any Restricted Subsidiary may sell, assign, exchange, transfer, lease, or otherwise dispose of any of its property to the Company or any other Restricted Subsidiary.

            7.20 MANAGEMENT. The Company shall at all times maintain James
Schuler


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


as president and chief executive officer of the Company, who shall at all times be responsible for the day-today management and operations of the Company, PROVIDED, HOWEVER, in the event James Schuler ceases to serve as president and chief executive officer, the Company shall nevertheless have 120 days from the date on which James Schuler ceases to serve as president and chief executive officer to select a replacement president and chief executive officer reasonably acceptable to FNB, FHB, BofA and the Majority Banks.

            7.21 TOTAL BORROWING BASE INDEBTEDNESS NOT TO EXCEED BORROWING BASE. The Company shall not permit the Total Borrowing Base Indebtedness to at any time exceed the Borrowing Base.

            7.22 SUBSIDIARY GUARANTIES. The Company shall cause each existing Subsidiary identified on SCHEDULE 1.1(c) hereto, as a Restricted Subsidiary to execute a Guaranty of the Obligations, in substantially the form attached hereto as EXHIBIT "D", with such changes and modifications thereto as Agent shall in its discretion require. The Company shall cause (a) each of the Subsidiaries identified on Schedule 1.1(c) as a Restricted Subsidiary to execute such Guaranty prior to or concurrently with the Closing Date, and (b) any new Wholly Owned Subsidiaries which are to be Restricted Subsidiaries to execute such a Guaranty prior to being designated a Restricted Subsidiary.

            1.8   INVESTMENTS.

                  (1) MAXIMUM INVESTMENTS BY COMPANY AND RESTRICTED SUBSIDIARIES. The Company shall not, and shall not permit any Restricted Subsidiary to, make any Investments other than Permitted Investments.

                  (2) INVESTMENTS IN UNRESTRICTED SUBSIDIARIES. Neither the Company nor any Restricted Subsidiary shall in the aggregate as to all such Investments by the Company and Restricted Subsidiaries make any Investments in Unrestricted Subsidiaries which exceed the limits specified in subparagraph (c) of the definition of Permitted Investments.

                  (3) INVESTMENTS IN COMMERCIAL PROPERTY. The Company and its Restricted Subsidiaries shall not make Investments in any mixed use, commercial or income producing Assets, including apartments, offices, hotels, retail or mixed use or commercial properties, unless such mix use, commercial and income producing Assets are attached or contiguous to and developed in connection with residential development projects, provided such mix use, commercial and income producing Assets are disposed of within twelve (12) months of completion.

                  (4) INVESTMENTS IN UNENTITLED LAND. Neither the Company nor any Subsidiary shall make any Investments in any Unentitled Land.

            7.23 INDEBTEDNESS. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume, permit to exist or otherwise become or


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

remain directly or indirectly liable with respect to, any Indebtedness (including Guaranty Obligations), other than Permitted Indebtedness or any refinancings thereof having similar terms and amounts.

            7.24 NO OTHER NEGATIVE PLEDGE. The Company shall not, and shall not permit any Restricted Subsidiary to covenant or otherwise agree with any Person (other than the Banks and Agent pursuant to this Agreement and the holders of the Senior Notes), whether in connection with obtaining or modifying credit accommodations from such Person, or incurring other Indebtedness, or otherwise, to keep its Unencumbered Real Estate Inventory free of any or all Liens.

            7.25 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, enter into any transaction (other than employee loans in the ordinary course of business) with any Affiliate of the Company (including Unrestricted Subsidiaries), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary.

            7.26 ACCOUNTING CHANGES. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

            1.9 MAXIMUM FINISHED LOTS, LAND/LOTS UNDER DEVELOPMENT, UNIMPROVED LAND AND UNSOLD UNITS.

                  (1) The Company shall not allow, measured as of the end of each Quarter, the aggregate GAAP Value of all Finished Lots, Land/Lots Under Development, Undeveloped Land, and Unimproved Land owned by the Company and its Restricted Subsidiaries to at any time exceed any of the following:

                        (1) 120% of the sum of (a) Consolidated Tangible
                  Net Worth plus (b) up to $150,000,000 of Subordinated Debt on the Closing Date and June 30, 2001;

                        (2) 110% of the sum of (a) Consolidated Tangible Net
                  Worth plus (b) up to $150,000,000 of Subordinated Debt on September 30, 2001, December 31, 2001 and March 31, 2002;

                        (3) 105% of sum of (a) Consolidated Tangible Net Worth
                  plus (b) up to $150,000,000 of Subordinated Debt on June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003; and

                        (4) 100% of the sum of (a) Consolidated Tangible Net
                  Worth plus (b) up to $150,000,000 of Subordinated Debt on June 30,


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

                  2003 and at the end of each Quarter thereafter.

                  (2) The Company shall not allow, measured as of the end of each Quarter, the aggregate number of Unsold Units owned by the Company and its Restricted Subsidiaries (excluding Model Homes) to exceed 25% of the number of Units that were sold in the previous 12 months by the Company and its Restricted Subsidiaries.

            7.27 NO HIGH-RISE CONSTRUCTION. The Company shall not, and shall not permit its Restricted Subsidiaries to, engage in any development of a residential building having more than six (6) stories, other than Country Club Village.

            7.28 PERMITTED DEBT BY UNRESTRICTED SUBSIDIARIES. The Company shall not permit the Unrestricted Subsidiaries to incur Unrestricted Subsidiary Financing and Participating Equity Loans in excess of $100,000,000 at any one time outstanding.


ARTICLE 8:    EVENTS OF DEFAULT AND REMEDIES UPON DEFAULT.

            8.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                  (1) failure to pay within 5 days after the date when due the principal of each Note or any portion thereof or any interest thereon; or

                  (2) failure to pay any fee or any other amount payable by the Company or any Controlled Subsidiary under the Loan Documents within 15 days after the date when due; or

                  (3) failure to perform or observe any other term, covenant or agreement contained in any Loan Document on the Company's or any Controlled Subsidiary's part to be performed or observed, and such failure shall continue uncured for a period of thirty (30) days following notice from the Agent to the Company (PROVIDED, HOWEVER, that the cure period specified in this subparagraph (c) shall not be applicable to any of the other Events of Default set forth in the other subparagraphs of this
      SECTION 9.1, or with respect to the failure to perform any covenants set forth in Sections 8.8 OR 8.9, or with respect to any other provisions of any of the other Loan Documents as to which a cure period is specifically stated); or

                  (4) any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any Loan Document proves to have been incorrect when made in any material respect that is adverse to the interests of any Bank under the Loan Documents; or

                  (5) the occurrence of any default under any other agreement between the Company (or any Controlled Subsidiary) and any Bank, including without limitation, the failure to pay when due (or within any stated grace period) the principal or any principal installment of, or any interest, on any present or future indebtedness for borrowed money owed by the Company (or any Controlled Subsidiary) to any Bank; or

                  (6) the Company, any Controlled Subsidiary (other than an inactive Subsidiary having assets of $10,000 or less) or any Guarantor is dissolved or liquidated or all or substantially all of the assets of the Company are sold or otherwise transferred or encumbered without the prior written consent of each Bank; or

                  (7) the Company, any Controlled Subsidiary or any Guarantor is the subject of an order for relief by any bankruptcy court, or is unable or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Company, Controlled Subsidiary, or Guarantor and the appointment continues undischarged or unstayed for 60 days; or the Company, any Controlled Subsidiary or any Guarantor institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar proceeding relating to it or to all or any part of its property under the laws of any jurisdiction; or any similar proceeding is instituted without the consent of the Company, Controlled Subsidiary, or Guarantor, and continues undismissed or unstayed for 45 days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any part of the property of the Company, any Controlled Subsidiary, or any Guarantor and is not released, vacated or fully bonded within 45 days after its issue or levy; or

                  (8) the Majority Banks have reasonably determined that a Material adverse change has occurred since the date hereof in the operations, business or financial condition of the Company and its Subsidiaries taken as a whole, and 15 calendar days have elapsed since the date that notice of such determination is given to the Company; or

                  (9) the Company or any Restricted Subsidiary shall (A) fail to pay any Indebtedness in an aggregate amount of $2,500,000 ($5,000,000 if the Indebtedness is non-recourse to the Company or the Restricted Subsidiary) or more owing to any other Person or Persons or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (B) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument relating to any such Indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or

                  (10) any Guarantor shall reject or disaffirm its Guaranty, or otherwise notify the Agent that it does not intend the Guaranty or its liability thereunder to apply to any one or more future Borrowings or other Obligations; or

                  (11) any Borrowing Base Certificate or any Compliance Certificate proves to have been incorrect in any Material respect when delivered to the Agent; or

                  (12) any final judgment or judgments in an aggregate amount of $5,000,000 or more shall have been entered or awarded against the Company and/or the Subsidiaries; or

                  (13) a Change of Control occurs; or

                  (14) Any Unrestricted Subsidiary in which the Company or a Restricted Subsidiary has an Investment in the Unrestricted Subsidiary in the amount of $5,000,000 or more shall (A) fail to pay any Indebtedness in an aggregate amount of $5,000,000 or more owing to any other Person or Persons or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or
      (B) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument relating to any such Indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness.

            8.2 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                  (1) declare the obligation of each Bank to make Loans to be terminated, whereupon such obligation shall be terminated;

                  (2) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and immediately all other amounts payable under the Loan Documents to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (3) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

      PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection (g) of SECTION 9.1, the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank. Upon the occurrence of any Event of Default and on the Maturity Date the Company shall immediately pay to the Agent, for the benefit of the Banks, an amount (the "L/C OBLIGATIONS AMOUNT") equal to the aggregate outstanding L/C Obligations; and upon receipt of the payment of the L/C Obligations Amount, the Agent shall deposit such funds in an interest-bearing cash account (the "CASH ACCOUNT") in the name of the Company maintained with the Agent as to which the Company shall have NO right of withdrawal except as provided below. The Company hereby irrevocably authorizes and directs the Agent to apply amounts on deposit in the Cash Account against draws on the outstanding Letters of Credit as such draws are made. Upon expiration of all Letters of Credit and payment in full of all draws thereunder and all outstanding Loans and other Obligations, the amounts then on deposit in the Cash Account and any interest accrued thereon shall then be returned to the Company (to the extent any funds remain in the Cash Account after application of such funds as provided above.)

            8.3 RIGHTS NOT EXCLUSIVE. The rights and remedies of the Agent and Banks provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


ARTICLE 2:  THE AGENT.

            8.4 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action in its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

            8.5 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

            8.6 LIABILITY OF AGENT. None of the Agent-Related Persons shall:

                  (1) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or

                  (2) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder.

No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

            8.7   RELIANCE BY AGENT.

                  (1) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of each Bank as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of each Bank and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (2) For purposes of determining compliance with the conditions specified in Article 6, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

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            8.8 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such default or Event of Default as may be requested by the Majority Banks in accordance with Article 9; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Banks.

            8.9 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

            8.10 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligations of the Company to do so), pro rata, from and against any and all liabilities covered by any indemnification hereunder; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

            8.11 AGENT IN INDIVIDUAL CAPACITY. FHB and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though FHB were not the Agent hereunder and without notice to or consent of the Banks. Each Bank acknowledges that, pursuant to such activities, FHB or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that FHB and its Affiliates shall be under no obligation to provide such information to it. With respect to its Loans, FHB shall have the same rights and powers under this Agreement as any other bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include FHB in its individual capacity.

            8.12 SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks upon the written consent of the Company and the Banks (which consents shall not be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint a successor agent from among the Banks upon the written consent of the Company and the Banks (which consents shall not be unreasonably withheld). Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

            8.13  WITHHOLDING TAX.

                  (1) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the
      Agent:

                        (1) if such Bank claims an exemption from, or a
                  reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (2) if such Bank claims that interest paid under this
                  Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                        (3) such other form or forms as may be required under
                  the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                  Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (2) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank in accordance with SECTION 11.6, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                  (3) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank in accordance with SECTION 11.6, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (4) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (5) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

            8.14 PERFORMANCE BY THE AGENT. In the event that the Company shall default in or fail to perform any of its obligations under the Loan Documents, which default is not cured within any applicable cure period, the Agent shall have the right, but not the duty, without limitation upon any of the Agent's or the Banks' rights pursuant thereto, to perform the same, and the Company agrees to pay to the Agent within five (5) Banking Days after demand, all reasonable costs and expenses incurred by the Agent in connection therewith, including without limitation reasonable Attorney Costs, together with interest thereon from the date which is 5 Banking Days after demand until paid at a rate per annum equal to the Reference Rate plus 2 1/2%.

            8.15 ACTIONS. The Agent shall have the right to commence, appear in, and defend any action or proceeding purporting to affect the rights or duties of the Banks hereunder or the payment of any funds, and in connection therewith the Agent may pay necessary expenses, employ counsel, and pay Attorney Costs. The Company agrees to pay to the Agent, within 5 Banking Days after demand, all reasonable costs and expenses incurred by the Agent in connection therewith, including without limitation reasonable Attorney Costs, together with interest thereon from the date which is 5 Banking Days after demand until paid at a rate per annum equal to the Reference Rate PLUS 2%.

            8.16 SYNDICATION AGENTS AND CO-AGENT. Notwithstanding anything contained herein which may be construed to the contrary, neither the Syndication Agents nor the Co-Agent shall exercise any of the rights or have any of the responsibilities of the Agent hereunder, or any other rights or responsibilities other than their respective rights and responsibilities as Banks hereunder.

ARTICLE 9:  MISCELLANEOUS.

            9.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver of consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                  (1) increase or extend the Commitment of any Bank, unless such Bank has consented thereto in writing;

                  (2) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (3) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (4) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                  (5) amend the definition of Majority Banks;

                  (6) amend this Section or any provision herein providing for consent or other action by all Banks;

                  (7) discharge any Guarantor, or release any Material portion of any collateral except where the consent of the Majority Banks only is specifically provided for; or

                  (8) amend, or perform any act pursuant to, any provision herein expressly requiring the consent of each Bank.

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Each Bank shall bear its Pro Rata Share of all costs and expenses incurred in any amendment, waiver or consent pursuant to this Agreement.

            9.2 COSTS, EXPENSES AND TAXES. The Company shall pay on demand the reasonable costs and expenses of the Agent and the Banks in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver and enforcement of the Loan Documents and any matter related thereto and any litigation or dispute with respect thereto (including any bankruptcy or similar proceedings), including without limitation attorney's fees and disbursements; PROVIDED, HOWEVER (i) the Company shall not be liable for any expenses of any Bank other than FHB (for itself and as Agent), BofA, FNB, and California Bank & Trust in connection with the negotiation and preparation of the Loan Documents and (ii) the Company shall not be liable for any expenses of any Bank other than FHB (for itself and as Agent) and BofA in connection with the negotiation, preparation, execution, delivery, administration, amendment or waiver of the Loan Documents subsequent to the Closing Date, PROVIDED FURTHER, however that the immediately preceding proviso shall not be deemed to limit the right of each Bank to payment from the Company of all reasonable costs and expenses incurred by each Bank as aforesaid in connection with any and all enforcement actions or litigation, actions or matters relating to the Agreement and the other Loan Documents. The Company shall not be responsible for costs and expenses with respect to assignments or participations other than for the processing fee owing pursuant to SECTION 11.6(a) relating to the Loans and Loan Documents). Any amount payable to the Agent and the Banks under this
SECTION 11.2 shall, from the date of demand for payment, and any other amount payable to the Agent under the Loan Documents which is not paid when due or within any applicable grace period shall, thereafter, bear interest at the rate in effect under each Note with respect to Reference Rate Borrowings.

            9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

            9.4 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar proceeding relating to or affecting creditors' rights generally or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Agent.

            9.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank, and no Bank may assign or transfer any of its rights or obligations under this Agreement except in accordance with
SECTION 11.6.

            9.6 ASSIGNMENTS, PARTICIPATIONS, ETC.


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


                  (1) Any Bank may, with the written consent of (i) the Company at all times other than during the existence of an Event of Default (which consent shall not be unreasonably withheld) and (ii) the Agent (which consent shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an affiliate of such Bank) which have not been a party to any Material litigation with the Agent or the Company (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Bank hereunder, in an initial minimum amount of $5,000,000 and in increments of $5,000,000 in excess thereof; PROVIDED, HOWEVER, the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (1) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (2) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of EXHIBIT "G" ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (3) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $5,000. All costs and expenses incurred by an assigning Bank in such assignment shall be borne by such Bank.

                  (2) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to and received the consent of the Company with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (3) Within five Banking Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee (and provided that it consents to such assignment in accordance with SECTION 11.6(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Bank PRO TANTO.

                  (4) Any Bank may, with the written consent of the Agent (which consent shall not be unreasonably withheld), at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (A) the originating Bank's obligations under this Agreement shall remain unchanged, (B) the originating Bank shall remain solely responsible for the performance of such obligations, (C) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (D) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the FIRST PROVISO to SECTION 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 4.5, 4.7 and 11.12 as though it were also a Bank hereunder, and, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  (5) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan

      Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

                  (6) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section
      203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable Law.

            9.7 SET-OFF. In addition to any rights and remedies of the Banks provided by Law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final excluding the Company's customer trust accounts) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to the Banks, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

            9.8 AUTOMATIC DEBITS. With respect to any principal or interest payment, facility fee or usage fee due and payable to the Agent or the Banks under the Loan Documents, the Company hereby irrevocably authorizes the Agent to debit any deposit account of the Company with FHB and hereby agrees to irrevocably direct in writing the holder of any deposit account to debit any deposit account of the Company (excluding the Company's customer trust accounts), in amounts specified by the Agent from time to time such that the aggregate amount debited from all such deposit accounts does not exceed such payment, fee, other cost or expense. The Agent shall use its best efforts to give the Company advance notice of each debit, but failure of the Agent to give such notice shall not invalidate its authorization hereunder. If there are insufficient funds in such deposit accounts to cover the amount of the payment, fee, other cost or expense then due, such debits will be reversed (in whole or in part, in the Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

            9.9 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

            9.10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained herein or in any certificate or other writing delivered by or on behalf of the Company pursuant to any Loan Document will survive the making and repayment of the Loan and the execution and delivery of each Note, and have been or will be relied upon by each Bank, notwithstanding any investigation made by such Bank or on its behalf.

            9.11  NOTICES.  Except as otherwise provided herein or in each
Note:

                  (1) all notices, requests, demands, directions and other communications provided for hereunder and under each Note must be in writing and must be mailed, telecopied, delivered or sent by telex or cable to the appropriate party at the address set forth on the signature pages of this Agreement or, as to any party, at any other address as may be designated by it in a written notice sent to the other party in accordance with this SECTION 11.11, and

                  (2) if any notice, request, demand, direction or other communication is given by mail, it must be sent by registered mail or by Federal Express or its equivalent, postage prepaid, and will be effective on receipt; if given by telecopier, when receipt is confirmed by the recipient; if given by cable, when delivered to the telegraph company with charges prepaid; if given by telex, when sent; or if given by personal delivery, when delivered.

            9.12 INDEMNITY BY THE COMPANY. The Company agrees to indemnify, save and hold harmless each Bank, the Agent and their directors, officers, agents, attorneys and employees (collectively the "indemnitees") from and against (a) any and all claims, demands, actions or causes of action that are asserted against any indemnitee by any Person if the claim, demand, action or cause of action directly or indirectly relates to or is in connection with the Loan Documents, and (b) any and all liabilities, losses, costs or expenses (including Attorney Costs) that any indemnitee suffers or incurs as a result of the assertion of any such claim, demand, action or cause of action.

            9.13 INTEGRATION AND SEVERABILITY. This Agreement and the other Loan Documents comprise the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of the Loan Documents are declared to be severable.

            9.14 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

            9.15 NO THIRD PARTIES BENEFITTED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

            9.16 SECTION HEADINGS. Section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purpose.

            9.17 FURTHER ACTS BY THE COMPANY. The Company agrees, at its own expense, to do such acts and execute and deliver such documents as any Bank from time to time reasonably requires for the purpose of carrying out the intention or facilitating the performance of the terms hereof.

            9.18 TIME OF THE ESSENCE. Time is of the essence of the Loan Documents.

            9.19 GOVERNING LAW. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to the conflict of law provisions thereof.

            9.20  REFERENCE AND ARBITRATION.

                  (1) In any judicial action between or among the parties, including any action or cause of action arising out of or relating to this Agreement or the Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 ET SEQ. The parties shall designate to the court a referee or referees selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                  (2) Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (3) No provision of this SECTION 11.20 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

            9.21 EFFECTIVENESS OF THIS AGREEMENT. Notwithstanding anything contained herein to the contrary, the effectiveness of this Agreement and the Banks' and the Agent's obligations hereunder are expressly conditioned upon satisfaction of all of the following conditions precedent (any one or more of which the Majority Banks may waive in their sole discretion):

                  (1) The Agent shall have received the following original executed documents (in form and substance satisfactory to the Agent and legal counsel for the Agent in sufficient number for the Agent and each
      Bank):

                        (1) this Agreement;

                        (2) each Note;

                        (3) the Guaranty;

                        (4) the Opinion of Counsel;

                        (5) a certified copy of resolutions of the board of
                  directors of the Company authorizing the execution of the Loan Documents, together with an incumbency certificate executed by the corporate secretary of the Company;

                        (6) a certified copy of resolutions of the board of
                  directors of each Guarantor authorizing the execution of the Guaranty, together with an incumbency certificate executed by the corporate secretary of each Guarantor;

                        (7) a Borrowing Base Certificate calculated as of May
                  31, 2001 and a Compliance Certificate calculated as of March 31, 2001, showing the Company to be in compliance with the Agreement.

                        (8) the consummation of the merger of Schuler
                  Residential, Inc. into the Company on a tax free exchange basis following receipt of a favorable IRS private letter ruling;

                        (9) receipt by the Company of at least $250,000,000
                  in gross proceeds from the issuance of the Senior Notes;

                        (10) receipt by the Company of at least $150,000,000
                  in gross proceeds from the issuance of the Senior Subordinated Notes;

                        (11) no injunction or threaten material legal action
                  against the Company or its Subsidiaries has occurred;

                        (12) no material adverse change in the condition,
                  financial or otherwise, of the Company or its Subsidiaries has occurred;

                        (13) evidence that all amounts owing by the Company to
                  FNB and FHB under the existing credit agreements between the parties have been paid in full and all liens on the assets of the Company have been released; and

                        (14) such other agreements, instruments and documents as
                  any Bank shall reasonably request.

                  (2) The Agent shall have received evidence satisfactory to the Agent and legal counsel to the Agent that the Company and each Guarantor has been duly incorporated, validly exist and are in good standing under the laws of the State of their incorporation are duly qualified to do business as, and are in good standing as, a foreign corporation in each jurisdiction in which the conduct of their business or the ownership or leasing of their properties makes such qualification necessary, and have all requisite power and authority to conduct their business and to own and lease their properties.

            In no event may the Company claim or contend that this Agreement has not become effective following the first disbursement of Loan proceeds hereunder.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              SCHULER HOMES, INC.,
                              a Delaware corporation

                              By: /s/ Thomas Connelly
                                  -----------------------------------
                              Title: Senior Vice President
                                    ---------------------------------


                              By:
                                  -----------------------------------
                              Title:
                                    ---------------------------------

                              ADDRESS FOR NOTICES:

                              400 Continental Blvd.
                              Suite 100
                              El Segundo, CA  90245
                              Telephone:  (310) 648-7200
                              Telecopier:  (310) 648-7207

                              FIRST HAWAIIAN BANK,
                              as Agent

                              By: /s/ Kenneth C.S. Pai
                                  -----------------------------------
                              Title: Senior Vice President
                                    ---------------------------------


                              ADDRESS FOR PAYMENTS:

                              999 Bishop Street
                              Honolulu, Hawaii  96813
                              Attention:  Commercial Real Estate Division

                              ADDRESS FOR NOTICES:

                              999 Bishop Street
                              Honolulu, Hawaii  96813
                              Attention:  Commercial Real Estate Division

                              FIRST HAWAIIAN BANK,
                              as a Bank

                              By: /s/ Kenneth C.S. Pai
                                  -----------------------------------
                              Title: Senior Vice President
                                    ---------------------------------


                              ADDRESS FOR NOTICES:

                              First Hawaiian Bank
                              999 Bishop Street
                              Honolulu, Hawaii 96813
                              Attention:  Commercial Real Estate Division

                              DOMESTIC AND OFFSHORE LENDING OFFICE:

                              First Hawaiian Bank
                              999 Bishop Street
                              Honolulu, Hawaii 96813
                              Attention:  Commercial Real Estate Division

                              ADDRESS FOR PAYMENTS:

                              First Hawaiian Bank
                              999 Bishop Street
                              Honolulu, Hawaii 96813
                              Attention:  Commercial Real Estate Division

                              BANK OF AMERICA, N.A.,
                              as a Bank

                              By: /s/ Kelly M. Allred
                                  -----------------------------------
                              Title: Principal
                                    ---------------------------------


                              ADDRESS FOR NOTICES:

                              Bank of America, N.A.
                              5 Park Plaza, Suite 500
                              Irvine, California  92614-8525
                              Attention:  Kelly Allred
                              Telephone:  (949) 260-5654
                              Telecopier:  (949) 260-5639

                              LIBOR LENDING OFFICE:

                              Bank of America, National Association
                              5 Park Plaza, Suite 500
                              Irvine, California  92614-8525
                              Attention:  Phyllis Sakamoto
                              Telephone:  (949) 260-5648
                              Telecopier:  (949) 260-5638

                              FLEET NATIONAL BANK,
                              as a Bank

                              By: /s/ Daniel L. Silbert
                                  -----------------------------------
                              Title: Vice President
                                    ---------------------------------


                              ADDRESS FOR NOTICES:

                              Fleet National Bank
                              115 Perimeter Center Place, Suite 500
                              Atlanta, GA  30346
                              Attention:  Daniel L. Silbert
                              Telephone:  (770) 390-6552
                              Telecopier: (770) 390-8434

                              with a copy to:

                              Fleet National Bank
                              100 Federal Street
                              Boston, MA  02110
                              Attention:  Real Estate Division
                              Telecopier: (617) 434-7108

                              LIBOR RATE OFFICE:

                              Fleet National Bank
                              115 Perimeter Center Place, Suite 500
                              Atlanta, GA  30346
                              Attention:  Cheryl Geoffrion
                              Telephone:  (770) 390-6577
                              Telecopier: (770) 390-8434

                              CALIFORNIA BANK & TRUST,
                              as a Bank

                              By: /s/ Marisa Drury
                                  -----------------------------------
                              Title: Vice President
                                    ---------------------------------


                              ADDRESS FOR NOTICES:

                              California Bank & Trust
                              1940 Century Park East, 1st Floor
                              Los Angeles, CA  90067
                              Attention:  Marisa Drury
                              Telephone:  (310) 407-6170
                              Telecopier:  (310) 407-6166

                              with a copy to:

                              California Bank & Trust
                              1900 Main Street, Suite 200
                              Irvine, CA  92614
                              Attention:  Frank Henry
                              Telephone:  (949) 251-7720
                              Telecopier:  (949) 251-7730


                              LIBOR LENDING OFFICE:

                              California Bank & Trust Real Estate Division
                              1900 Main Street, Suite 200
                              Irvine, CA  92614
                              Attention:  LaFondra Williams
                              Telephone:  (949) 251-7702
                              Telecopier:  (949) 251-7731

                                 EXHIBIT "A"

                                    NOTE


$_________________                                       _____________, 2001
                                                              Irvine, California


            FOR VALUE RECEIVED, Schuler Homes, Inc., a Delaware corporation (the "Company"), promises to pay to the order of ______________________________
_________________ ("Bank") the principal amount of _________________________
__________________________ AND NO/100 DOLLARS ($___________), or such lesser aggregate amount of Loans as may be made pursuant to Bank's Commitment under the Revolving Credit Agreement hereinafter described, payable as hereinafter set forth. Company promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

            Reference is made to the Revolving Credit Agreement dated as of June 28, 2001 (the "Agreement") among the Company, First Hawaiian Bank, as Agent, and the financial institutions from time to time a party thereto (the "Banks"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Agreement. This is one of the Notes referred to in the Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

            The principal indebtedness evidenced by this Note shall be payable as provided in the Agreement and in any event on the Maturity Date subject to possible extension as provided in SECTION 4.18 of the Agreement).

            Interest shall be payable on the outstanding daily unpaid principal amount of each Loan hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Agreement both before and after default and before and after maturity and judgment, with interest on overdue interest to bear interest at the rate set forth in SECTION 4.4 of the Agreement, to the fullest extent permitted by applicable Law.

            The amount of each payment hereunder shall be made to Bank at Agent's office located in Honolulu, Hawaii, for the account of Bank, in lawful money of the United States of America and in immediately available funds not later than 9:00 a.m., Honolulu, Hawaii time, on the day of payment (which must be a Banking Day). All payments received after 9:00 a.m., Honolulu, Hawaii time, on any Banking Day, shall be deemed received on the next


                           EXHIBIT "A" -- Page 1
succeeding Banking Day. Bank shall use its best efforts to keep a record of Loans made by it and payments of principal with respect to this Note, and such record shall be presumptive evidence of the principal amount owing under this Note.

            Company hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of any holder's rights hereunder, including Attorney Costs, whether or not an action is filed in connection therewith.

            Company hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

            Assignment of this Note is subject to the consent of certain parties pursuant to SECTION 11.6 of the Agreement.

            This Note shall be delivered to and accepted by Bank in the State of California, and shall be governed by, and construed and enforced in accordance with, the internal Laws thereof without regard to the choice of law provisions thereof.

                              "Company"

                              SCHULER HOMES, INC., a Delaware corporation


                              By:
                                  -----------------------------------
                              Title:
                                    ---------------------------------


                              By:
                                  -----------------------------------
                              Title:
                                    ---------------------------------

                           EXHIBIT "A" -- Page 2

                                 EXHIBIT "B"

                           BORROWING BASE CERTIFICATE


            The undersigned, being the duly elected chief financial officer or Treasurer of Schuler Homes, Inc., a Delaware corporation, hereby certifies that the following is a true and correct calculation of the Borrowing Base as of _____________, 2001:




                 [AGENT TO PROVIDE FORM OF CALCULATION AND
                           SCHEDULES IT WOULD DESIRE]




                              SCHULER HOMES, INC., a Delaware corporation


                              SCHULER HOMES, INC., a Delaware corporation


                              By:
                                  -----------------------------------
                              Title:
                                    ---------------------------------


                              By:
                                  -----------------------------------
                              Title:
                                    ---------------------------------


                           EXHIBIT "B" -- Page 1

                                 EXHIBIT "C"

            REQUEST FOR BORROWING/REDESIGNATION/LETTER OF CREDIT


            1. This REQUEST is executed and delivered by the Company to the Agent for the Banks pursuant to the Revolving Credit Agreement (the "Agreement") dated as of June __, 2001, entered into by the Company, the Banks and the Agent. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

/ /          2. The Company hereby requests that the Banks make a Loan for the account of the Company pursuant to the Agreement, as follows:

                  (a)   Amount of Loan:  $________________.

                  (b)   Date of Loan:    _______________, 20__.

                  (c)   Type of Loan (check one box only):

/ /                           Reference Rate Borrowing.

/ / LIBOR Borrowing with a ______ [-month] LIBOR Period ending _______________, 20__.

/ /         3. The Company hereby requests that the Banks redesignate
outstanding Borrowings heretofore made or redesignated for the account of the Company pursuant to the Agreement, as follows:

                  (a)   Total Amount of Loans to be Redesignated:
      $________________.

                  (b)   Date of Redesignation:  _______________, 20__.

                  (c)   Type of Loan as so Redesignated:

/ /                     (i)         Reference Rate to LIBOR Borrowing with a
                                    ___-month LIBOR Period ending
                                    _________________, 20__.

/ /                     (ii)        LIBOR Borrowing to Reference Rate.

/ /         4. The Company hereby requests that the Issuing Bank issue a Letter of Credit in accordance with the L/C Application accompanying this request.


                           EXHIBIT "C" -- Page 1

            5. In connection with the Loan, redesignation or Letter of Credit requested herein, the Company hereby represents, warrants and certifies to the Banks that, as of the date of the Loan, redesignation or Letter of Credit requested herein: Each representation and warranty made by the Company in
Article 7 of the Agreement will be true and correct, both immediately before and after such Loan or redesignation is made or Letter of Credit is issued, as though such representation and warranty was made on and as of the date of such Loan, redesignation or issuance, provided, however, the representations and warranties made by the Company in SECTION 7.12 of the Agreement are true and correct as of the last reporting under the Agreement; no Material adverse change will have occurred in the business, operations or financial condition of the Company and its Subsidiaries taken as a whole since the Closing Date; and no Event of Default or event that upon notice or passage of time would constitute an Event of Default will have occurred and be continuing. (If any of the foregoing statements is not true and correct, attach a statement specifying in detail the circumstances thereof and the actions the Company is taking or proposes to take with respect thereto.)

            6. This Request is executed on ____________, 20__, by a Responsible Official of the Company on behalf of the Company. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.

            Dated:  _________________


                              SCHULER HOMES, INC., a Delaware corporation


                              By:
                                  -----------------------------------
                              Title:
                                    ---------------------------------


                              By:
                                  -----------------------------------
                              Title:
                                    ---------------------------------


                              EXHIBIT "C" -- Page 2

                                   EXHIBIT "D"

                               CONTINUING GUARANTY


TO: FIRST HAWAIIAN BANK, AS AGENT, AND TO THE BANKS THAT ARE, OR MAY BECOME, PARTIES TO THE AGREEMENT



            Schuler Homes, Inc., a Delaware corporation (herein the "Company"), has entered into a Revolving Credit Agreement dated as of even date herewith (the "Agreement") with First Hawaiian Bank, as Agent (the "Agent"), and First Hawaiian Bank, Bank of America, N.A., Fleet National Bank, N.A., and California Bank & Trust (together with any other financial institution from time to time a party to the Agreement, the "Banks"). Capitalized terms used herein and not otherwise defined shall have the same meanings as the terms used and defined in the Agreement. Subject to the terms and provisions set forth in the Agreement, the Banks have agreed to make Loans to the Company. As a condition to the obligation of the Banks to make such Loans, __________________________________________________,

____________________________________________________________________,

____________________________________________________________________,

____________________________________________________________________, and

____________________________________________________________________
(collectively, "Guarantor") are required to execute and deliver to the Agent this Guaranty. To induce the Banks to make the Loans to the Company as provided in the Agreement, Guarantor hereby agrees as follows:

            1. GUARANTY OF OBLIGATIONS. For valuable consideration, Guarantor unconditionally guarantees and promises to pay to the Agent, for the benefit of the Banks, or order, on demand, after the occurrence of an Event of Default, in lawful money of the United States of America:

                  (a) all outstanding Loans and other Obligations of the Company evidenced by each Note; and

                  (b) all other Obligations of the Company, including without limitation all amendments, modifications, supplements, renewals, or extensions of the foregoing, whether such amendments, modifications, supplements, renewals, or extensions are evidenced by new or additional instruments, documents, or agreements or change the rate of interest on any indebtedness or the maturity thereof, or otherwise. All indebtedness and obligations covered by this Guaranty are hereinafter collectively referred to as the "indebtedness." The term "indebtedness" shall also include, without limitation on the foregoing, all interest that accrues on all or any part of the


                              EXHIBIT "D" -- Page 1
      indebtedness after the filing of any petition or pleading against the Company or any other Person for a proceeding under any chapter or provision of any present or future federal bankruptcy legislation or amendments thereto.

            2. NATURE OF GUARANTY. This Guaranty is continuing in nature and relates to any indebtedness, including indebtedness arising after the date hereof and any renewals or extensions of any indebtedness. The guaranty contained herein is a guaranty of payment and not of collection.

            3. RIGHTS INDEPENDENT. The obligations of Guarantor hereunder are independent of the Obligations of the Company or any other Person or any other guarantor or any security for the indebtedness or Obligations, and the Agent may, upon the occurrence of an Event of Default, proceed in the enforcement hereof independently of any other right or remedy that the Agent may at any time hold with respect to the Obligations, the indebtedness or any security or other guaranty therefor. The Agent may file a separate action or actions against Guarantor hereunder, whether action is brought and prosecuted with respect to any security or against the Company or any other Guarantor or any other Person, or whether the Company or any other Guarantor or any other Person is joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement of the Obligations. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of the Agent and each Bank shall continue, with respect to any amount at any time paid on account of the Obligations which shall thereafter be required to be restored or returned by Agent or any Bank upon the bankruptcy, insolvency, or reorganization of the Company or any other Person, or otherwise, all as though such amount had not been paid. Guarantor further agrees that to the extent the Company or Guarantor makes any payment to Agent or any Bank in connection with the Obligations or the indebtedness and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Agent or such Bank, the obligations or the indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

            4. AUTHORITY TO MODIFY THE OBLIGATIONS. Guarantor authorizes the Agent and each Bank, without notice to or demand on Guarantor and without affecting its liability hereunder or the enforceability hereof, from time to time to: (a) supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Obligations or any part thereof, including increase or decrease the rates of interest thereon; (b) supplement, modify, amend, or waive, or enter into or give any agreement, approval, or consent with respect to, the indebtedness or any part thereof or any of the Loan Documents or any security or additional guaranties, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (c) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Loan Documents or the


                              EXHIBIT "D" -- Page 2

Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guaranties for the Obligations or any part thereof or this Guaranty; (f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer, and enforce the Obligations or any security or any other guaranties, and apply any security and direct the order or manner of sale thereof as Agent or such Bank in its discretion may determine; (g) release the Company or any other Person or any other guarantor from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Agent or such Bank or by operation of law or otherwise, compound, compromise, collect, or otherwise liquidate or enforce any of the Obligations and any security or other guaranty in any manner, consent to the transfer of any security, and bid and purchase at any sale; and (i) consent to the merger or any other change, restructure, or termination of the corporate existence of the Company or any other Person and correspondingly restructure the Obligations, and any such merger, change, restructure, or termination shall not affect the liability of Guarantor hereunder or the enforceability hereof with respect to all indebtedness.

            5. WAIVER OF DEFENSES. Guarantor waives any right to require Agent or any Bank, prior to or as a condition to the enforcement of this Guaranty, to:
(a) proceed against the Company or any other Person or any other guarantor; (b) proceed against or exhaust any security for the Obligations or to marshal assets in connection with foreclosing collateral security; (c) give notice of the terms, time, and place of any public or private sale of any security for the Obligations; or (d) pursue any other remedy in Agent's or such Bank's power whatsoever. Guarantor waives any defense arising by reason of (i) any disability or other defense of the Company or any other Person with respect to the Obligations, (ii) the unenforceability or invalidity of the Obligations or any security or any other guaranty for the Obligations or the lack of perfection or failure of priority of any security for the Obligations, (iii) the cessation from any cause whatsoever of the liability of the Company or any other Person or any other guarantor (other than by reason of the full payment and discharge of all indebtedness), or (iv) any act or omission of Agent or any Bank or any other Person which directly or indirectly results in or aids the discharge or release of the Company or any other Person or the Obligations or any security or other guaranty therefor by operation of law or otherwise. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and all other notices of any kind or nature whatsoever with respect to the Obligations, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Obligations.

            6. DEFERRAL OF SUBROGATION. Until all Obligations have been paid and performed in full, (a) Guarantor shall not exercise any rights of subrogation, contribution or reimbursement against the Company or any other guarantor of the Obligations (individually each an "other Loan Party"), and (b) Guarantor shall not exercise any right to enforce any right, power or remedy which Agent or each Bank now has or may in the future have against any other Loan Party and any benefit of, and any right to participate in, any security for this Guaranty or for the obligations of any other Loan Party now or in the future held by Agent or each Bank. If Guarantor nevertheless receives payment of any amount on account of any such subrogation, contribution or reimbursement rights or otherwise in respect of any payment by Guarantor of the Obligations prior to payment and performance in full of all Obligations, such


                              EXHIBIT "D" -- Page 3
amount shall be held in trust for the benefit of the Agent and immediately paid to the Agent for application to the Obligations in such order and manner as the Agent may determine.

            7. DEEDS OF TRUST ON REAL PROPERTY. Guarantor understands and acknowledges that if the indebtedness is ever secured by real property and Agent or a Bank forecloses judicially or nonjudicially against any real property security for the indebtedness, that foreclosure could impair or destroy any ability that Guarantor may have to seek reimbursement, contribution or indemnification from the Company or others based on any right Guarantor may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this provision, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in UNION BANK v. GRADSKY, 265 Cal.App.2d 40 (1968). By executing this Guaranty, Guarantor freely, irrevocably and unconditionally: (i) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Guaranty even though Agent or a Bank may foreclose judicially or nonjudicially against the real property security for the indebtedness; (ii) agrees that Guarantor will not assert that defense in any action or proceeding which Agent or a Bank may commence to enforce this Guaranty; (iii) acknowledges and agrees that the rights and defenses waived by Guarantor in this Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Section 2848 of the California Civil Code; and (iv) acknowledges and agrees that Agent and each Bank are relying on this waiver in entering into the Agreement, and that this waiver is a material part of the consideration which Agent and each Bank are receiving for entering into the Agreement. Guarantor further acknowledges and agrees that the waivers set forth in this Guaranty are operative regardless of whether Guarantor may have made any payments to Agent or any Bank. Guarantor further waives all rights and defenses arising out of an election of remedies by Agent or a Bank, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's right of subrogation and reimbursement against the Company by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Guarantor specifically waives any right to a fair value hearing, and any and all other rights it may have under Section 580a of the California Code of Civil Procedure. Without limiting the foregoing, should any of the indebtedness guaranteed hereby ever be secured by real property, Guarantor further agrees as follows: Guarantor waives all rights and defenses that the Guarantor may have because the Company's debt is secured by real property. This means, among other things: (1) Agent and the Banks may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Company, and (2) if Agent and the Banks foreclose on any real property collateral pledged by the Company: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Agent and each Bank may collect from the Guarantor even if Agent or the Banks, by foreclosing on the real property collateral, have destroyed any right the Guarantor may have to collect from the Company. This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have


                              EXHIBIT "D" -- Page 4
because the Company's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580(a), 580(b), 580(d), or 726 of the Code of Civil Procedure.

            8. CONDITIONS. Guarantor represents and warrants to the Agent, for the benefit of the Banks that: (a) this Guaranty is executed at the request of the Company; (b) that Guarantor has established adequate means of obtaining from the Company on a continuing basis financial and other information pertaining to the business of the Company; and (c) that Guarantor is now and will be completely familiar with the business, operation, condition, and assets of the Company. Guarantor hereby waives and relinquishes any duty on the part of the Agent or any Bank to disclose to Guarantor any matter, fact, or thing relating to the business, operation, condition, or assets of the Company now known or hereafter known by the Agent or any Bank during the life of this Guaranty. With respect to any Obligations, neither the Agent nor any Bank need inquire into the powers of the Company or the officers or employees acting or purporting to act on its behalf, and all Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.

            9. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be amended, modified, waived, discharged, or terminated except by an instrument in writing duly signed by or on behalf of the Banks. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with Guarantor's full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

            10. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, remedy or privilege of the Agent hereunder or the Banks under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

            11. COSTS AND EXPENSES IN ENFORCEMENT. Guarantor agrees to pay to the Agent all reasonable advances, charges, costs, and expenses, including reasonable Attorney Costs, incurred or paid by the Agent in exercising any right, power, or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not an action is filed in connection therewith.

            12. NOTICES. All notices, requests, demands, directions, and other communications provided for hereunder must be in writing and must be personally delivered or mailed to Guarantor at the address set forth on the signature page of this Guaranty or at any other address as may be designated by Guarantor in a written notice sent to the Banks in accordance with the Agreement. Any notice, request, demand, direction, or other communication given by mail will be deemed effective on the third calendar day after


                              EXHIBIT "D" -- Page 5
deposited in the United States mails with first class postage prepaid; or if given by personal delivery, when delivered.

            13. BINDING AGREEMENT. This Guaranty and the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of Guarantor, each Bank, and their respective successors and assigns, except that Guarantor shall not be permitted to transfer, convey, or assign this Guaranty or any interest herein without the prior written consent of each Bank. Each Bank may assign its interest hereunder in whole or in part in connection with an assignment of its Loans, Commitments and other rights and obligations under the Agreement pursuant to SECTION 11.6(a) thereof.

            14. SEVERABILITY. In case any right or remedy of the Banks shall be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other right or remedy granted hereby.

            15. MISCELLANEOUS. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require. Section headings in this Guaranty are included for convenience of reference only and are not a part of this Guaranty for any other purpose. This Guaranty is executed in connection with, and is subject to, the terms and provisions of the Agreement.

            16. GOVERNING LAW. This Guaranty shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California without regard to the conflict of law provisions thereof.

            17. JOINT AND SEVERAL LIABILITY. The liability and obligations of each corporation, partnership, limited liability company or other entity executing this Guaranty as a "Guarantor" hereunder shall be joint and several; and, without limiting the foregoing, each such corporation, partnership or other entity executing this Guaranty shall individually be liable and responsible for repayment of the full amount of all Obligations and indebtedness owing to each and all of the Banks.


                              EXHIBIT "D" -- Page 6

            IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of June __, 2001.


                              "GUARANTOR":

                                                                     , a
                              ---------------------------------------

                              ---------------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                                                                     , a
                              ---------------------------------------

                                                                  corporation
                              -----------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                              EXHIBIT "D" -- Page 7

                                                                     , a
                              ---------------------------------------

                                                                  corporation
                              -----------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                                                                     , a
                              ---------------------------------------

                                                                  corporation
                              -----------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------



                              EXHIBIT "D" -- Page 8

                                                                     , a
                              ---------------------------------------

                                                                  corporation
                              -----------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                              By:
                                 ------------------------------------

                              Title:
                                    ---------------------------------


                              EXHIBIT "D" -- Page 9

                                 EXHIBIT "E"

                                 SUBSIDIARIES


I.    Wholly Owned Subsidiaries who are Restricted Subsidiaries:








II.   Wholly Owned Subsidiaries who are Unrestricted Subsidiaries:







III. Other Unrestricted Subsidiaries (including all Non-Wholly Owned Subsidiaries):






                                  EXHIBIT "E"

                                 EXHIBIT "F"

                              FORM OF LEGAL OPINION


June __, 2001

First Hawaiian Bank
as Agent and to
the Banks that are, or may become,
parties to the to the Agreement

            Re:   SCHULER HOMES, INC.


Ladies and Gentlemen:

            We have acted as special counsel to Schuler Homes, Inc., a Delaware corporation (the "Company"), in connection with the execution and delivery of a Revolving Credit Agreement, dated as of even date herewith (the "Agreement") by and among the Company and Bank of America, National Association, a national banking association, and other Banks that are, or may become, parties to the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

            In our capacity as counsel for the Company, we have made such legal and factual inquiries and examinations as we deemed advisable for purposes of rendering this opinion, and, in the course thereof, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, officers of the Company and others as we deemed relevant and necessary as a basis for this opinion. We have relied upon such certificates and documents with respect to the accuracy of factual matters contained therein, which factual matters were not independently established or verified by us. In all such examinations, we have assumed the genuineness of all signatures by each party and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as conformed or photostatic copies. For the purpose of the opinions hereinafter expressed, we have assumed the due execution and delivery, pursuant to due authorization, of each document referred to herein by each party thereto other than the Company and the Subsidiaries and that each document constitutes the valid and binding obligation of each party thereto other than the Company and the Subsidiaries, enforceable against such party in accordance with its terms.

            On the basis of our inquiries and examinations, and subject to the qualifications, exceptions, assumptions and limitations contained herein, we are of the opinion that:

                              EXHIBIT "F" -- Page 1

            1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the jurisdictions listed on Schedule I hereto, which Schedule lists the jurisdictions in respect of which the Company has informed us are the jurisdictions in which the nature of the property owned or leased by the Company or the nature of the business transacted by the Company makes such qualification necessary, except where the failure to be so qualified would not have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

            2. The execution, delivery and performance by the Company of the Agreement and the Note pursuant thereto are within the Company's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (a) the Company's certificate of incorporation or bylaws, (b) any law or (c) any agreement or instrument identified to us by the Company as being Material to the business or financial condition of the Company and the Subsidiaries taken as a whole.

            3. The Agreement is, and the Notes when delivered thereunder will be, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

            4. No action of, or filing with, or approval or other action by, any governmental or public body or authority which has not been taken, made or obtained is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of the Agreement and the Notes.

            5.    Each of ____________________________________________,

____________________________________, __________________________________,

____________________________________, ______________________________, and

_____________________________________ (collectively, the "Material
Subsidiaries") is validly organized, existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Material Subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership of property or the nature of the business transacted by such Material Subsidiary makes such qualification necessary, except where the failure to be so qualified would not have a Material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

            6. Each of the existing Guarantors has the requisite corporate power and authority to execute, deliver and perform their obligations under the terms of the Guaranty, and such Guaranty, when executed and delivered, will constitute the valid and binding obligation of each of such entities enforceable against it in accordance with its terms.


                              EXHIBIT "F" -- Page 2

            7. To the best of our knowledge, the Company owns all of the issued and outstanding capital stock of each of the Guarantors and each of the Material Subsidiaries.

                                   Very truly yours,



                                   --------------------------

                              EXHIBIT "F" -- Page 3

                                 EXHIBIT "G"

                 FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


            This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of June __, 2001 is made between __________________________ (the "ASSIGNOR") and __________________________ (the
"ASSIGNEE").


                                    RECITALS

            WHEREAS, the Assignor is party to that certain Revolving Credit Agreement dated as of June __, 2001 (as amended, amended and restated, modified,

(B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

            [IF APPROPRIATE, ADD PARAGRAPH SPECIFYING PAYMENT TO ASSIGNOR BY ASSIGNEE OF OUTSTANDING PRINCIPAL OF, ACCRUED INTEREST ON, AND FEES WITH RESPECT TO, COMMITTED LOANS AND L/C OBLIGATIONS ASSIGNED.]

            (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

            (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $___________.

            (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $___________.

      2.    PAYMENTS.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

            (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section [ ](__) of the Credit Agreement.

      3.    REALLOCATION OF PAYMENTS.

      Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and] Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.


                            EXHIBIT "G" -- Page 2

      4.    INDEPENDENT CREDIT DECISION.

      The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section [ ](___) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

      5.    EFFECTIVE DATE; NOTICES.

            (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

              (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section [ ](__) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

             (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

             [(iv)     the Assignee shall have complied with Section [
](__) of the Credit Agreement (if applicable);

               (v)     the processing fee referred to in Section 2(b) hereof
and in Section [   ](__) of the Credit Agreement shall have been paid to the
Agent; and

              (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

            (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company [, the Issuing Bank] and the Agent for acknowledgment by the Agent, a Notice of Assignment
[substantially] in the form attached hereto as SCHEDULE 1.

      [6.   AGENT.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]


                            EXHIBIT "G" -- Page 3

            (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

            (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

      7.    WITHHOLDING TAX.

      The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      8.    REPRESENTATIONS AND WARRANTIES.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in


                            EXHIBIT "G" -- Page 4
connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

      9.    FURTHER ASSURANCES.

      The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

      10.   MISCELLANEOUS.

            (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.


                            EXHIBIT "G" -- Page 5

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [California] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. [Reference]

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

            [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]


                              By:  ______________________________________

                              Title:_____________________________________


                            EXHIBIT "G" -- Page 6

                              [ASSIGNEE]


                              By:  ______________________________________

                              Title:_____________________________________



                            EXHIBIT "G" -- Page 7

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE



_________________, 2001


First Hawaiian Bank



Schuler Homes, Inc.
________________________
________________________
________________________


Ladies and Gentlemen:

            We refer to the Revolving Credit Agreement dated as of _____________ 1999 (as amended, amended and restated, modified, supplemented or renewed from time to time the "CREDIT AGREEMENT") among Schuler Homes, Inc., a Delaware corporation (the "COMPANY"), the Banks referred to therein and First Hawaiian Bank as agent for the Banks (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

            1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "ASSIGNOR") to _______________ (the
"ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor and all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment, the Assignor's Commitment is $ ___________ and the aggregate amount of its outstanding Loans is $_____________. After giving effect to such assignment, the Assignor's Commitment shall be $______________ and the Assignee's Commitment shall be $_______________.

            2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

            3.    The following administrative details apply to the Assignee:


                                  SCHEDULE 1 TO
                              EXHIBIT "G" -- Page 1

            (A)   Notice Address:

                  Assignee name: __________________________
                  Address:    _____________________________
                              _____________________________
                              _____________________________
                  Attention:   ____________________________
                  Telephone:  (___) _______________________
                  Telecopier:  (___) ______________________
                  Telex (Answerback):  ____________________


            (B)   Payment Instructions:

                  Account No.:  ___________________________
                       At:      ___________________________
                                ___________________________
                                ___________________________
                  Reference:    ___________________________
                  Attention:     __________________________


            4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                              Very truly yours,

                              [NAME OF ASSIGNOR]


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------

                                  SCHEDULE 1 TO
                              EXHIBIT "G" -- Page 2

                              [NAME OF ASSIGNEE]


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------




ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

SCHULER HOMES, INC., a Delaware corporation



By:
    --------------------------------------
Title:
       -----------------------------------


By:
    --------------------------------------
Title:
       -----------------------------------


                                  SCHEDULE 1 TO
                              EXHIBIT "G" -- Page 3

FIRST HAWAIIAN BANK,
as Agent


By:
    --------------------------------------
Title:
       -----------------------------------


By:
    --------------------------------------
Title:
       -----------------------------------


                                  SCHEDULE 1 TO
                              EXHIBIT "G" -- Page 4

                                 EXHIBIT "H"

                             COMPLIANCE CERTIFICATE


                              EXHIBIT "H" -- Page 1

                                 SCHEDULE 1.1(a)

                         BANK GROUP COMMITMENT SCHEDULE


                    BANK                   COMMITMENT         SHARE
     --------------------------------------------------------------------
     Bank of America, N.A.                   $75,000,000        33.3333%
     --------------------------------------------------------------------
     First Hawaiian Bank                     $50,000,000        22.2222%
     --------------------------------------------------------------------
     Fleet National Bank                     $75,000,000        33.3333%
     --------------------------------------------------------------------
     California Bank & Trust                 $25,000,000        11.1111%
     --------------------------------------------------------------------
                                            $___________    ____________
     --------------------------------------------------------------------
                                            $___________    ____________
     --------------------------------------------------------------------
                                            $___________    ____________
     --------------------------------------------------------------------
     AMOUNT                                 $225,000,000         100.00%
     --------------------------------------------------------------------



                                 SCHEDULE 1.1(a)

                                 SCHEDULE 1.1(b)

                                   GUARANTORS


                                 SCHEDULE 1.1(b)

                                 SCHEDULE 1.1(c)

                          PERMITTED BUSINESS ACTIVITIES


            THE BUILDING AND DEVELOPMENT FOR SALE TO CONSUMERS OF SINGLE FAMILY CONDOMINIUM UNITS AND ONE TO FOUR FAMILY DETACHED RESIDENCES, TOGETHER WITH MORTGAGE LENDING, TITLE INSURANCE, HOMEOWNERS INSURANCE, SALE OF SECURITY SYSTEMS AND OTHER BUSINESSES INCIDENTAL AND COMPLIMENTARY TO THE HOMEBUILDING BUSINESS..




                                 SCHEDULE 1.1(c)

                                 SCHEDULE 1.1(d)

                       MORTGAGE AND INSURANCE SUBSIDIARIES




                                 SCHEDULE 1.1(d)

                                  SCHEDULE 1.5

                       DESCRIPTION OF BONDING OBLIGATIONS




                                  SCHEDULE 1.5

                                  SCHEDULE 1.6

                   OUTSTANDING PARTICIPATING EQUITY LOANS




                                  SCHEDULE 1.6

                                 SCHEDULE 3.9.2

                           EXISTING LETTERS OF CREDIT




                                 SCHEDULE 3.9.2

                                  SCHEDULE 8.13

                                 EXISTING LIENS




                                  SCHEDULE 8.13


supplemented or renewed, the "CREDIT AGREEMENT") among Schuler Homes, Inc., a Delaware corporation (the "COMPANY"), the several financial institutions from time to time party thereto (including the Assignor, the "BANKS"), and First Hawaiian Bank, as agent for the Banks (the "AGENT"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

            WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "COMMITTED LOANS") to the Company in an aggregate amount not to exceed $__________ (the "COMMITMENT");

            WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Company] [no Committed Loans are outstanding under the Credit Agreement]; and

            WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Loans, in an amount equal to $__________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      1.    ASSIGNMENT AND ACCEPTANCE.

            (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment [and the Loans] of the Assignor and


                            EXHIBIT "G" -- Page 1

(B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

            [IF APPROPRIATE, ADD PARAGRAPH SPECIFYING PAYMENT TO ASSIGNOR BY ASSIGNEE OF OUTSTANDING PRINCIPAL OF, ACCRUED INTEREST ON, AND FEES WITH RESPECT TO, COMMITTED LOANS AND L/C OBLIGATIONS ASSIGNED.]

            (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

            (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $___________.

            (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $___________.

      2.    PAYMENTS.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

            (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section [ ](__) of the Credit Agreement.

      3.    REALLOCATION OF PAYMENTS.

      Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment [and] Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.


                            EXHIBIT "G" -- Page 2

      4.    INDEPENDENT CREDIT DECISION.

      The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section [ ](___) of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

      5.    EFFECTIVE DATE; NOTICES.

            (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, _____ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

              (ii) the consent of the Company and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section [ ](__) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

             (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

             [(iv)     the Assignee shall have complied with Section [
](__) of the Credit Agreement (if applicable);

               (v)     the processing fee referred to in Section 2(b) hereof
and in Section [   ](__) of the Credit Agreement shall have been paid to the
Agent; and

              (vi) the Assignor shall have assigned and the Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

            (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company [, the Issuing Bank] and the Agent for acknowledgment by the Agent, a Notice of Assignment
[substantially] in the form attached hereto as SCHEDULE 1.

      [6.   AGENT.  [INCLUDE ONLY IF ASSIGNOR IS AGENT]


                            EXHIBIT "G" -- Page 3

            (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

            (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

      7.    WITHHOLDING TAX.

      The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      8.    REPRESENTATIONS AND WARRANTIES.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in


                            EXHIBIT "G" -- Page 4
connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

      9.    FURTHER ASSURANCES.

      The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

      10.   MISCELLANEOUS.

            (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.


                            EXHIBIT "G" -- Page 5

            (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

            (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such [California] State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. [Reference]

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

            [OTHER PROVISIONS TO BE ADDED AS MAY BE NEGOTIATED BETWEEN THE ASSIGNOR AND THE ASSIGNEE, PROVIDED THAT SUCH PROVISIONS ARE NOT INCONSISTENT WITH THE CREDIT AGREEMENT.]

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                              [ASSIGNOR]


                              By:  ______________________________________

                              Title:_____________________________________


                            EXHIBIT "G" -- Page 6

                              [ASSIGNEE]


                              By:  ______________________________________

                              Title:_____________________________________



                            EXHIBIT "G" -- Page 7

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE



_________________, 2001


First Hawaiian Bank



Schuler Homes, Inc.
________________________
________________________
________________________


Ladies and Gentlemen:

            We refer to the Revolving Credit Agreement dated as of _____________ 1999 (as amended, amended and restated, modified, supplemented or renewed from time to time the "CREDIT AGREEMENT") among Schuler Homes, Inc., a Delaware corporation (the "COMPANY"), the Banks referred to therein and First Hawaiian Bank as agent for the Banks (the "AGENT"). Terms defined in the Credit Agreement are used herein as therein defined.

            1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "ASSIGNOR") to _______________ (the
"ASSIGNEE") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor and all outstanding Loans made by the Assignor) pursuant to the Assignment and Acceptance Agreement attached hereto (the "ASSIGNMENT AND ACCEPTANCE"). Before giving effect to such assignment, the Assignor's Commitment is $ ___________ and the aggregate amount of its outstanding Loans is $_____________. After giving effect to such assignment, the Assignor's Commitment shall be $______________ and the Assignee's Commitment shall be $_______________.

            2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Company to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

            3.    The following administrative details apply to the Assignee:


                                  SCHEDULE 1 TO
                              EXHIBIT "G" -- Page 1

            (A)   Notice Address:

                  Assignee name: __________________________
                  Address:    _____________________________
                              _____________________________
                              _____________________________
                  Attention:   ____________________________
                  Telephone:  (___) _______________________
                  Telecopier:  (___) ______________________
                  Telex (Answerback):  ____________________


            (B)   Payment Instructions:

                  Account No.:  ___________________________
                       At:      ___________________________
                                ___________________________
                                ___________________________
                  Reference:    ___________________________
                  Attention:     __________________________


            4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

            IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                              Very truly yours,

                              [NAME OF ASSIGNOR]


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------

                                  SCHEDULE 1 TO
                              EXHIBIT "G" -- Page 2

                              [NAME OF ASSIGNEE]


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------


                              By:
                                  --------------------------------------
                              Title:
                                     -----------------------------------




ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

SCHULER HOMES, INC., a Delaware corporation



By:
    --------------------------------------
Title:
       -----------------------------------


By:
    --------------------------------------
Title:
       -----------------------------------


                                  SCHEDULE 1 TO
                              EXHIBIT "G" -- Page 3

FIRST HAWAIIAN BANK,
as Agent


By:
    --------------------------------------
Title:
       -----------------------------------


By:
    --------------------------------------
Title:
       -----------------------------------


                                  SCHEDULE 1 TO
                              EXHIBIT "G" -- Page 4

                                 EXHIBIT "H"

                             COMPLIANCE CERTIFICATE


                              EXHIBIT "H" -- Page 1

                                 SCHEDULE 1.1(a)

                         BANK GROUP COMMITMENT SCHEDULE


                    BANK                   COMMITMENT         SHARE
     --------------------------------------------------------------------
     Bank of America, N.A.                   $75,000,000        33.3333%
     --------------------------------------------------------------------
     First Hawaiian Bank                     $50,000,000        22.2222%
     --------------------------------------------------------------------
     Fleet National Bank                     $75,000,000        33.3333%
     --------------------------------------------------------------------
     California Bank & Trust                 $25,000,000        11.1111%
     --------------------------------------------------------------------
                                            $___________    ____________
     --------------------------------------------------------------------
                                            $___________    ____________
     --------------------------------------------------------------------
                                            $___________    ____________
     --------------------------------------------------------------------
     AMOUNT                                 $225,000,000         100.00%
     --------------------------------------------------------------------



                                 SCHEDULE 1.1(a)

                                 SCHEDULE 1.1(b)

                                   GUARANTORS


                                 SCHEDULE 1.1(b)

                                 SCHEDULE 1.1(c)

                          PERMITTED BUSINESS ACTIVITIES


            THE BUILDING AND DEVELOPMENT FOR SALE TO CONSUMERS OF SINGLE FAMILY CONDOMINIUM UNITS AND ONE TO FOUR FAMILY DETACHED RESIDENCES, TOGETHER WITH MORTGAGE LENDING, TITLE INSURANCE, HOMEOWNERS INSURANCE, SALE OF SECURITY SYSTEMS AND OTHER BUSINESSES INCIDENTAL AND COMPLIMENTARY TO THE HOMEBUILDING BUSINESS..




                                 SCHEDULE 1.1(c)

                                 SCHEDULE 1.1(d)

                       MORTGAGE AND INSURANCE SUBSIDIARIES




                                 SCHEDULE 1.1(d)

                                  SCHEDULE 1.5

                       DESCRIPTION OF BONDING OBLIGATIONS




                                  SCHEDULE 1.5

                                  SCHEDULE 1.6

                   OUTSTANDING PARTICIPATING EQUITY LOANS




                                  SCHEDULE 1.6

                                 SCHEDULE 3.9.2

                           EXISTING LETTERS OF CREDIT




                                 SCHEDULE 3.9.2

                                  SCHEDULE 8.13

                                 EXISTING LIENS




                                  SCHEDULE 8.13